Exhibit 10.124

BUILD TO SUIT LEASE AGREEMENT

LANDLORD: RT/TC ATWATER LP

TENANT: ENDO PHARMACEUTICALS INC.

GUARANTOR: ENDO PHARMACEUTICALS HOLDINGS INC.

ATWATER CORPORATE CENTER

MALVERN, PENNSYLVANIA

TABLE OF CONTENTS

I.	LEASE OF LEASED PREMISES		1

II.	LEASED PREMISES		1

III.	TERM		1

	A.	Initial Term	1
	B.	Renewal Options	1

IV.	LEASE COMMENCEMENT DATE		4

	A.	Commencement	4
	B.	Lease Commencement Agreement	4
	C.	Re-measurement	4

V.	RENT AND FINANCIAL MATTERS		4

	A.	Security Deposit	4
	B.	Rental Obligation	5
	C.	“Rent” Defined	5
	D.	Basic Annual Rent	5
	E.	Payment Procedure	5
	F.	Partial Month Proration	5
	G.	General Additional Rent	5

VI.	CONDITIONS OF TENANT’S OCCUPANCY AND POSSESSION		8

	A.	Use Restrictions and Rules	8
	B.	Improvements by Tenant Other Than the Tenant Work	9
	C.	Management; Maintenance	9
	D.	Conduct on Leased Premises	11
	E.	Insurance	11
	F.	Liens	13
	G.	Environmental Assurances	14
	H.	Security Services	14
	I.	Smoke Free	15
	J.	Signage	15
	K.	Rooftop Equipment	15
	L.	Recycling Regulations	17
	M.	General Provisions Regarding Tenant’s Use	17
	N.	Acceptance of Leased Premises	17
	O.	Mortgagees	17

VII.	LANDLORD’S RIGHTS AND RESPONSIBILITIES		18

	A.	Access	18
	B.	Building Repairs	18
	C.	Parking	18
	D.	Liens	19
	E.	Landlord’s Environmental Obligations	19
	F.	Inspections; Management	19

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	G.	Additional Provisions	20
	H.	Indemnification by Tenant	20
	I.	Park Restrictions	21
	J.	Construction Warranty	21

VIII.	DAMAGE AND DESTRUCTION		21

	A.	General Rule	21
	B.	Mutual Right of Termination	21
	C.	Restoration by Landlord	22

IX.	CONDEMNATION		22

	A.	Termination	22
	B.	Award	22

X.	HOLDING OVER		23

XI.	DEFAULT		24

	A.	Events of Default	24
	B.	No Waiver of Default	25
	C.	Damages	25
	D.	Termination of Lease and Possession of Leased Premises	25
	E.	Self-Help Rights	27
	F.	Mutual Indemnity	28
	G.	Remedies Cumulative	28
	H.	Waiver of Landlord’s Lien	28

XII.	ASSIGNMENT AND SUBLETTING		28

	A.	General Rule	28
	B.	Definitions	29
	C.	Cost	29
	D.	Effect of Approval	29
	E.	Assignment of Rent	30
	F.	Permitted Transactions	30
	G.	Marketing Notice	30
	H.	Complete Sublease to Unaffiliated Entity	31
	I.	No Release of Tenant	31
	J.	Assignment by Landlord	31

XIII.	ESTOPPEL CERTIFICATES		31

XIV.	SUBORDINATION AND ATTORNMENT		32

	A.	Subordination	32
	B.	Attornment	33

XV.	LANDLORD’S LIABILITY		33

	A.	Upon Transfer	33
	B.	No Personal Liability	33

XVI.	TENANT’S AUTHORITY		33

XVII.	NOTICES		34

XVIII.	COMMISSIONS		35

	A.	Indemnification by Tenant	35
	B.	Indemnification by Landlord	36

XIX.	MISCELLANEOUS		36

	A.	Severability, Enforceability	36
	B.	Captions	36
	C.	Recordation	36
	D.	Successors and Assigns	36
	E.	Quiet Enjoyment	37
	F.	Force Majeure	37
	G.	Waiver of Jury Trial	37
	H.	Gender	37
	I.	Governing Law	37
	J.	Exhibits Incorporated	37
	K.	Entire Agreement	37
	L.	Amendments	38
	M.	Counterparts	38
	N.	Attorneys’ Fees	38
	O.	Limits of Liability	38
	P.	Time of Essence	38
	Q.	Confidentiality	38
	R.	Consents	38
	S.	Guaranty	38
	T.	Public Announcements	38

XX.	OFAC COMPLIANCE		39

	A.	Representations	39
	B.	OFAC Covenant	39

XXI.	FINANCIAL INFORMATION		40

XXII.	TENANT’S GENERATOR		40

	A.	Authority to Install	40
	B.	Landlord’s Approval	40
	C.	Tenant Obligations	40

XXIII.	ADDITIONAL SPACE		41

	A.	Notice	41
	B.	Terms Applicable to Additional Space	41
	C.	Landlord’s Performance	41

ADDENDUM 1	—	Definitions

ADDENDUM 2	—	Best Management Practices of Class A Office Parks in the Metropolitan Area

EXHIBIT A	—	Site Plan of Property

EXHIBIT B	—	Leased Premises

EXHIBIT C	—	Intentionally Deleted

EXHIBIT D	—	Work Letter Agreement

EXHIBIT D-1	—	Base Building Work and Improvements

EXHIBIT D-2	—	Design and Construction Milestones

EXHIBIT D-3	—	Delineation of Base Building and Landlord’s TI Work

EXHIBIT E	—	Tenant Commencement Letter

EXHIBIT F	—	Business Days

EXHIBIT G	—	Intentionally Deleted

EXHIBIT H	—	Sample Estoppel Certificate

EXHIBIT I	—	Guaranty

EXHIBIT J	—	Parking Lot Plans

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of the 28th day of October, 2011 (“Effective Date”), by and between RT/TC ATWATER LP, a Delaware limited partnership (“Landlord”), and ENDO PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord is the owner of the Property which is depicted on the site plan attached hereto as Exhibit A;

WHEREAS, Landlord desires to construct the Building on the Property and to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord, all under the terms and conditions set forth below; and

WHEREAS, all defined terms used herein shall have the meanings ascribed to such terms in Addendum 1 attached hereto, unless otherwise noted.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

I.	LEASE OF LEASED PREMISES

Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the Leased Premises from Landlord, all under the terms and conditions more fully set forth herein.

II.	LEASED PREMISES

The Leased Premises shall consist of (a) the Property and (b) one building containing approximately 300,000 rentable square feet constructed in accordance with Exhibit D attached hereto (the “Building”). The Property and the Building are collectively called the “Leased Premises.” A preliminary site plan of the Leased Premises and a depiction of the footprint of the Building to be constructed on the Property are attached hereto as Exhibit B, and are subject to modification by mutual agreement of the parties. The Building has or is anticipated to have a street address of 1400 Atwater Drive, Malvern, Pennsylvania.

III.	TERM

A. Initial Term. The initial Lease term (the “Initial Term”) shall be twelve (12) full Lease Years (as hereinafter defined) (i.e., a total of 144 full calendar months plus any partial month) commencing on the Lease Commencement Date (as herein defined). The Initial Term and any exercised Renewal Term (defined below) shall be collectively known as the “Term”.

B. Renewal Options.

1. Provided that this Lease is then in full force and effect (and no Event of Default has occurred and is continuing on the date Tenant delivers its Renewal Notice to

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Landlord), Tenant shall have the right to renew this Lease for three (3) renewal terms (each, a “Renewal Term”) of five (5) years each, each immediately following the expiration of the Initial Term or the first or second Renewal Term, as the case may be, on the same terms, conditions, and provisions as are set forth in this Lease, provided that:

(a) Tenant shall have notified Landlord in writing of Tenant’s election to renew (the “Renewal Notice”) at least eighteen (18) months prior to the date on which the Initial Term, or the applicable Renewal Term, as the case may be, expires. Time is of the essence with respect to Tenant’s exercise of its rights under this subparagraph, and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Renewal Notice be timely made and in writing. If Tenant fails to timely deliver a Renewal Notice, then Tenant shall be deemed to have waived any and all remaining rights to renew the Term;

(b) there shall be no further right of renewal after the third Renewal Term;

(c) beginning with and as of the first day of the applicable Renewal Term, the Basic Annual Rent for the Renewal Term shall be equal to the greater of (i) the Basic Annual Rent in effect on the date immediately prior to the commencement of the Renewal Term, or (ii) ninety-five percent (95%) of the then-current fair market rent taking into account all relevant factors, including, without limitation, tenant concessions and inducements, for new leases of comparable size, term, location and quality within Class A office buildings located in the Great Valley/Route 202 office submarket (the “Metropolitan Area”) as of the start of each Renewal Term;

(d) Basic Annual Rent for the Leased Premises shall be agreed upon by Landlord and Tenant, both acting diligently and in good faith. If, however, Landlord and Tenant cannot agree on such fair market rent within fifteen (15) calendar days of Landlord’s receipt of the Renewal Notice, then, at any time thereafter, either party may deliver written notice to the other requiring that Basic Annual Rent for the applicable Renewal Term be determined by an appraisal process described below, and appointing as an appraiser a disinterested third party of recognized competence and professional experience as an appraiser of comparable commercial real estate in the Metropolitan Area (an “Appraisal Notice”):

(i) Within thirty (30) calendar days after a party receives an Appraisal Notice, the party receiving such notice shall give written notice to the other that it, at its own expense, has hired and appointed as an appraiser a disinterested third party of recognized competence and professional experience as an appraiser of comparable commercial real estate in the Metropolitan Area. The two (2) appraisers thus appointed shall use good faith efforts to agree on the Basic Annual Rent for the applicable Renewal Term based upon the then-current fair market rent. However, if the two (2) appraisers are unable to agree within thirty (30) calendar days after their appointment on the Basic Annual Rent for the applicable Renewal Term, then the two (2)

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appraisers will, within ten (10) calendar days thereafter, jointly appoint a third appraiser who shall also be a disinterested third party of recognized competence and professional experience as an appraiser of comparable commercial real estate in the Metropolitan Area (the “Appraiser”). If the party receiving the Appraisal Notice fails to timely name an appraiser, and such failure continues for five (5) calendar days after written notice from the other party, then the appraiser appointed by the party delivering the Appraisal Notice shall be the Appraiser. All appraisers appointed pursuant to this subparagraph shall bear the designation or title of “Member of the Appraisal Institute”. In the event that the two (2) appraisers appointed as aforesaid shall be unable to agree, within such ten (10) calendar day period, on the appointment of the Appraiser, they shall give written notice of such failure to agree to the parties hereto, and the parties shall request that such appointment be made by the then President of the Philadelphia Chapter of the Appraisal Institute (or any organized successor thereto) within thirty (30) calendar days after such request. Within thirty (30) calendar days after the appointment of the Appraiser, the two appraisers selected by the parties shall deliver to the Appraiser their separate recommendations of the Basic Annual Rent for the upcoming Renewal Term. Within thirty (30) calendar days after receiving the second recommendation the Appraiser shall select one of the two recommendations. If only one recommendation is timely submitted, it shall automatically be selected. If neither appraiser submits a recommendation, the Appraiser shall act of his or her own accord to make a de novo determination of the Basic Annual Rent. A decision by the Appraiser shall be conclusive and binding on the parties hereto as to the Basic Annual Rent to be utilized in the exercise of this renewal option for the upcoming Renewal Term; provided, however, that in no event shall the Basic Annual Rent during any Renewal Term be less than the Basic Annual Rent in effect on the date immediately prior to the commencement of the Renewal Term. The costs of the Appraiser shall be split equally by Landlord and Tenant and each of Landlord and Tenant shall bear the costs of the appraiser selected by it, and

(ii) After the Basic Annual Rent for the upcoming Renewal Term has been determined, the Appraiser shall immediately give written notice to the parties hereto stating the Appraiser’s determination, and shall furnish to each party hereto a copy of such determination signed by the Appraiser; and

(e) Tenant may exercise its renewal option for all, but not less than all, of the then Leased Premises.

2. If Tenant timely and properly gives the Renewal Notice, the parties shall be bound to the applicable Renewal Term upon all of the foregoing terms and conditions; provided, however, that, if either party delivers an Appraisal Notice, Tenant shall have the right to withdraw its Renewal Notice by delivering written notice thereof (“Withdrawal Notice”) to Landlord on or before the applicable deadline described as follows: (i) if the Basic Annual Rent for the applicable Renewal Term has not been determined pursuant to Paragraph III.B.1(d) prior to the date which is twelve (12) months prior to the expiration of the Initial Term or the applicable Renewal Term, as the case may be (the “12-Month Date”), Tenant’s deadline to deliver a Withdrawal Notice shall be the 12-Month Date; or (ii) if the Basic Annual Rent for the applicable Renewal Term has been determined pursuant to Paragraph III.B.1(d) prior to the 12-Month Date, Tenant’s deadline to deliver a Withdrawal Notice shall be the earlier of (a) the 12-Month Date or (b) the date which is twenty (20) days after the date Basic Annual Rent is determined pursuant to Paragraph III.B.1(d). If Tenant timely delivers a Withdrawal Notice pursuant to (i) or (ii) above, as applicable, then Tenant’s Renewal Notice shall be null and void and Tenant shall, within ten (10) days following its receipt of an invoice therefor, reimburse

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Landlord for all costs incurred by Landlord in connection with the determination of Basic Annual Rent for the applicable Renewal Term pursuant to this Paragraph III.B. Tenant’s failure to timely deliver a Withdrawal Notice shall be deemed a waiver of Tenant’s right to withdraw its exercise of the applicable Renewal Option. If the Basic Annual Rent for a Renewal Term shall not have been determined as of the commencement of such Renewal Term, Tenant shall continue to pay Basic Annual Rent at the then-existing rate until such determination has been completed. No further documentation shall be required for that purpose; provided, however, that upon request by one party the other party shall execute and deliver a formal amendment to this Lease or such other confirmation of the Renewal Term as may reasonably be requested.

IV.	LEASE COMMENCEMENT DATE

A. Commencement. The “Lease Commencement Date” shall be the first to occur of (a) the date Tenant takes occupancy of the Building for the conduct of Tenant’s intended business therein, or (b) the date which is five (5) calendar days following Substantial Completion of Landlord’s Work (as defined in Exhibit D-1 attached hereto).

B. Lease Commencement Agreement. On the Lease Commencement Date (or such later date as Landlord or Tenant may reasonably request), Landlord and Tenant shall promptly enter into a supplementary written agreement in substantially the form attached hereto as Exhibit E, or in such other form as Landlord or Tenant shall prescribe, thereby specifying the Lease Commencement Date and Rentable Area.

C. Re-measurement. Prior to the date hereof, Landlord has delivered to Tenant a calculation of the rentable area of the Building prepared by Landlord’s Architect, based on the Approved Base Building Plans (as defined in Exhibit D-1), which calculation was made in accordance with the Building Owners & Manager’s Association (ANSI/BOMA Z 65.1-2010) “Office Buildings: Standards of Methods of Measurement,” approved by the American National Standards Institute, Inc. (the “BOMA Standard”). Such calculation of the rentable area of the Building shall be re-measured and verified by Landlord’s Architect in accordance with the BOMA Standard, at such time as the Building is Substantially Completed. As of such re-measurement and verification by Landlord’s Architect, the Landlord and Tenant shall be deemed to accept such measurement for all purposes of this Lease. The measurements as certified by Landlord’s Architect in accordance with the BOMA Standard shall be referred to as the “Rentable Area” for purposes of this Lease, and shall not be changed unless the Building is thereafter physically expanded or contracted, which must be approved by Landlord. Following the verification of such re-measurement, all amounts, percentages and figures appearing or referred to in this Lease (including, without limitation, the amount of the Basic Annual Rent) shall be modified in accordance with such measurement.

V.	RENT AND FINANCIAL MATTERS

A. Security Deposit. Tenant shall not be required to deliver, and has not delivered, any form of security deposit hereunder.

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B. Rental Obligation. Commencing on the Lease Commencement Date, Tenant shall be obligated to pay and shall pay Basic Annual Rent (as defined below) and Additional Rent (as defined below).

C. “Rent” Defined. “Rent” means Basic Annual Rent and Additional Rent. “Additional Rent” means all sums of whatever nature payable by Tenant under this Lease other than Basic Annual Rent.

D. Basic Annual Rent. Tenant agrees to pay Landlord “Basic Annual Rent,” payable in equal monthly installments, at the rate of Eighteen and 65/100 Dollars ($18.65) times the Rentable Area per year for the first (1st) Lease Year, which initial Basic Annual Rent is on a triple net basis, and which shall be increased each Lease Year thereafter by two and one-fourth percent (2.25%) of the previous Lease Year’s Basic Annual Rent (with the Basic Annual Rent for the first (1st) Lease Year being calculated for such purposes as if the first Lease Year was exactly twelve (12) full calendar months following the Lease Commencement Date, regardless of the actual length of the first Lease Year).

E. Payment Procedure. Each installment of the Basic Annual Rent is due in advance on the first (1st) day of each and every month for which payment is due and shall be paid by electronic funds transfer in accordance with instructions provided to Tenant by Landlord as modified by Landlord from time to time. Unless a different date for payment is provided for elsewhere in this Lease (including, without limitation, as provided with respect to Landlord’s Estimate of Operating Expenses and/or Taxes), all Additional Rent will be paid by Tenant within thirty (30) calendar days after Landlord has notified Tenant of the amount due. The foregoing notwithstanding, the portion of Additional Rent which is attributable to Landlord’s Estimate of Operating Expenses and/or Taxes (as all of the foregoing terms are hereinafter defined) shall be paid on the first day of each month together with Tenant’s payments of Basic Annual Rent. The first two (2) payments of Rent in any calendar year which are not paid within five (5) calendar days after Landlord gives Tenant written notice that such payment is overdue shall bear a late fee of five percent (5%) of the overdue amount and such late fee is payable upon demand. Any subsequent payment of Rent in that calendar year which is not paid on or before the date due shall bear a late fee of five percent (5%) of the overdue amount and such late fee is payable upon demand. Tenant’s obligation for Additional Rent and any unpaid Basic Annual Rent will remain in effect after the termination or expiration of this Lease. All payments of Basic Annual Rent and Additional Rent due Landlord under this Lease will be made by Tenant without any deductions or set-offs (except as otherwise provided in Paragraph XII.E below), and without demand, to Landlord as set forth herein.

F. Partial Month Proration. If the Lease Commencement Date occurs on a day other than the first day of a month, then Tenant will pay a prorated monthly installment of Basic Annual Rent and of the Additional Rent set forth in Paragraph V.G for the fractional part of such month.

G. General Additional Rent

1. Rent Adjustment-Operating Expenses. Commencing on the Lease Commencement Date, and during each Operating Year, Tenant shall pay to Landlord, as

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Additional Rent, with and at the same time as the payments of Basic Annual Rent are due Tenant’s Share of Landlord’s then-current estimate of the Operating Expenses, revised not more frequently than annually, prorated in equal amounts over the balance of the then-current Operating Year.

2. Rent Adjustment-Taxes. Commencing on the Lease Commencement Date, and during each Operating Year, Tenant shall pay to Landlord, as Additional Rent, with and at the same time as the payments of Basic Annual Rent are due, Tenant’s Share of the Landlord’s then-current estimate of Taxes, revised not more frequently than annually, prorated in equal amounts over the balance of the then-current Operating Year. Landlord has the sole and exclusive right to contest any Taxes assessed against the Leased Premises (including the Building); provided, however, that in the event Landlord does not elect to contest the Taxes assessed during any Operating Year, then Landlord shall provide written notice thereof to Tenant prior to the deadline to commence any such contest, in which event Tenant may require Landlord to contest such Taxes on its behalf provided that no Event of Default by Tenant has occurred and is continuing. If Landlord contests the Taxes, either by its election or Tenant’s direction, then Landlord may (i) select such third party providers as Landlord deems prudent to assist in such proceedings, on either a fee-paid and/or contingent fee basis; and (ii) at Landlord’s discretion, include all reasonable expenses incurred by Landlord (including attorneys’ fees and court costs) in appealing any assessment as an item of Taxes for the purpose of computing Additional Rent due under this Lease and/or satisfy all or a portion of such expenses from the proceeds of any tax refunds received as a result of a successful assessment contest. Tenant shall have the right to consult with any such third party providers selected by Landlord in connection with the contest of Taxes hereunder. Tenant acknowledges that it bears the risk that a tax assessment appeal could result in a decision which increases the assessed value of the Leased Premises.

3. Rent Adjustment-Impositions. Tenant shall pay and discharge as and when due all assessments, impositions and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special, together with any interest or penalties imposed upon the late payment thereof, which, pursuant to present or future law, during or after (but attributable to a period falling within) the Term, shall have been or shall be levied, charged, assessed, imposed upon or grow or become due and payable out of or for or have become a lien on the Leased Premises, or any part thereof, any improvements or personal property in or on the Leased Premises, the Rent and income payable by Tenant or on account of any use of the Leased Premises and such franchises as may be appurtenant to the use and occupation of the Leased Premises (all of the foregoing being hereinafter referred to as “Impositions”). In no event, however, will Impositions include (a) any inheritance, estate, succession, income, profits or franchise tax, or (b) any item or expense which constitutes a part of the Operating Expenses or Taxes payable by Tenant under this Lease. Tenant, upon request from Landlord, shall submit to Landlord the proper and sufficient receipts or other evidence of payment and discharge of the same. If any Impositions are not paid when due, Landlord shall have the right but shall not be obligated to pay the same following ten (10) days’ written notice to Tenant, provided Tenant does not contest the same as herein provided. If Landlord shall make such payment, Landlord shall thereupon be entitled to repayment by Tenant on demand as Additional Rent hereunder.

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4. Utilities.

(a) Effective as of the Lease Commencement Date, all utilities shall be transferred directly to accounts in Tenant’s name and Tenant shall pay directly to all utility providers all charges respecting the Leased Premises incurred during the Term. In furtherance of the foregoing and for the avoidance of doubt, it is the intent of this Lease that Tenant arrange for and pay directly to the applicable utility providers the cost of all electricity, gas and other utility charges used in the Building and at the Leased Premises, and that this Lease therefore be considered to be absolute net of such costs.

(b) Tenant shall pay on a timely basis to the appropriate utility or other supplier all charges for gas, steam, electricity, light, heat, power, telephone, water, metered or unmetered sprinkler, sewerage and all other utility and communication services, used, rendered and/or supplied upon or in connection with the Leased Premises to the extent not paid by Landlord and reimbursed by Tenant as a part of the Operating Expenses. Upon request, Tenant shall promptly furnish Landlord with copies of all paid receipts for such utilities charges. All such utility charges shall be appropriately adjusted between the parties as of the Lease Commencement Date, and again as of the expiration or sooner termination of this Lease.

5. Annual Reconciliation Statement.

(a) Landlord will deliver to Tenant, within one hundred twenty (120) calendar days after the end of each applicable Operating Year, a statement for such Operating Year (the “Statement”) showing the actual amount of Operating Expenses and Taxes for the Operating Year just ended. Tenant will pay Landlord, within forty-five (45) calendar days of the receipt of any Statement, such amounts as may be necessary to adjust Tenant’s payments (if any) of the estimated Operating Expenses and Taxes for such preceding Operating Year so that such payments (if any) will equal the actual amount of any such Operating Expenses or Taxes payable by Tenant for such Operating Year. If any Statement shows that the estimated Operating Expenses or Taxes paid by Tenant exceed the actual Tenant’s Share of such Operating Expenses or Taxes for any Operating Year, then Landlord will credit Tenant’s account by an amount equal to the excess or, if at the end of the Term, refund to Tenant an amount equal to the excess. Failure of Landlord to provide any Statement within the time prescribed will not relieve Tenant of its obligations under this Paragraph. The parties’ obligation to make payment for any overpayment or underpayment of estimated compared to actual Operating Expenses and Taxes during the final Operating Year shall survive expiration or termination of this Lease.

(b) Tenant shall have the right (but not more often than once in any 12-month period) to inspect Landlord’s records of Operating Expenses and Taxes for the Operating Year reflected in such Statement, at Landlord’s offices during normal business hours, provided Tenant gives at least two (2) Business Days’ (as defined in Exhibit F attached hereto) prior written notice thereof to Landlord, which notice must be provided within one hundred twenty (120) calendar days after its receipt of such Statement. Any overpayment by Tenant of Rent for such year reflected by such audit shall be promptly corrected. No such audit shall be conducted on a contingent fee basis. Tenant and any third party auditor shall keep Landlord’s books and records and Tenant’s (or such auditor’s) work product created during such audit strictly confidential except when otherwise required by law. In the event any such audit

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evidences that Landlord has overcharged Tenant for Operating Expenses or Taxes in any given Lease Year by an amount in excess of three percent (3%) of the aggregate of Operating Expenses and Taxes in such Lease Year, Landlord shall, in addition to correction of such overpayment, pay the reasonable and actual cost of Tenant’s audit in an amount not to exceed $5,000.

VI.	CONDITIONS OF TENANT’S OCCUPANCY AND POSSESSION

A. Use Restrictions and Rules. Tenant shall use the Leased Premises only for general office use and uses for Tenant’s business ancillary thereto, including, but not limited to cafeteria, data center, conference center, fitness center, continuing education and conferencing purposes, archives and records and similar office type legally permissible ancillary uses in connection with Tenant’s business, for Light Lab Use and for other uses permitted by the Park Restrictions (as defined below) and for no other purpose. In no event will smoking be permitted within the Building. Tenant agrees to be bound by all laws, requirements, rules, orders, ordinances, zoning and restrictive covenants applicable to Tenant’s use of the Leased Premises, whether in force on or after the Lease Commencement Date (collectively, the “Restrictions”). In particular, the Restrictions include (but are not limited to) certain covenants and restrictions, referred to in that certain Declaration of Covenants, Easements and Restrictions for Atwater, dated August 27, 2001 and recorded on August 28, 2001 with the Recorder of Deeds of Chester County, Pennsylvania in Record Book Volume 5050, page 867, as amended by that certain First Amendment to Declaration of Covenants, Easements and Restrictions for Atwater dated July 1, 2003 and recorded in such office on July 16, 2007 in Record Book Volume 7212, page 1689, as further amended by that certain Second Amendment to Declaration of Covenants, Easements and Restrictions for Atwater of even date herewith which is intended to be recorded forthwith with the Recorder of Deeds of Chester County, Pennsylvania (the “Park Restrictions”) to which the Property is subject and of which copies have been provided to Tenant by Landlord. Tenant acknowledges receipt of the Park Restrictions and that it is cognizant of the terms and provisions of the Park Restrictions and agrees to be bound by them (provided that Landlord, and not Tenant, shall be responsible for compliance with the Park Restrictions and obtaining all approvals required under the Park Restrictions in connection with the construction of Landlord’s Work). Landlord and Tenant agree that the Atwater Owners Association is a third party beneficiary to this Paragraph and may remedy any violation of the Park Restrictions occasioned by Tenant’s use and occupancy of the Leased Premises, in the manner and to the extent provided in the Park Restrictions, including, but not limited to, bringing suit, at law or in equity, directly against Tenant. Landlord will not consent to any modifications to the Park Restrictions or enter into any other Restrictions which materially and adversely impact Tenant’s business operations at the Leased Premises or materially increase any assessments payable by Tenant. Landlord, or its affiliate, shall have the unilateral right to modify the Park Restrictions provided that, except with respect to a modification which arises from the specific use of a particular lot, such modification applies uniformly to all lots subject to the Park Restrictions and such modification does not materially or adversely affect Tenant’s business operations or materially increase any assessment payable by Tenant. Tenant acknowledges and agrees that Landlord intends to implement a major revision to the Park Restrictions which will result in a separate mixed use development on the south side of Atwater Lake, and agrees that any increase in assessments under the Park Restrictions due to the separation of the Project from the portion of Atwater located on the south side of Atwater Lake will not constitute a material increase in assessments payable by Tenant. Tenant shall not be obligated to incur any maintenance costs with respect to the mixed use

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development on the south side of Atwater Lake. Landlord shall provide Tenant with a revised copy of the Restrictions upon any amendment thereof. All assessments levied by the Atwater Owners Association pursuant to the Park Restrictions and payable by Landlord with respect to the Leased Premises shall be reimbursed by Tenant as a part of Operating Expenses.

B. Improvements by Tenant Other Than the Tenant Work.

1. Other than the Tenant Work (as defined in Exhibit D-1), which shall be governed by the terms of Exhibit D, Tenant will not make any improvements, alterations, installations or additions to the Leased Premises which (a) involve a modification to the exterior or structure of the Building, (b) exceed $350,000 in aggregate costs in a calendar year, or (c) require a permit (other than work associated with Tenant’s voice, data and security systems within the Building) (collectively, “Material Tenant Alterations”) unless: (i) Tenant receives Landlord’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed; (ii) the work is performed only by licensed and adequately insured contractors reasonably approved in advance by Landlord; (iii) the work is carried out pursuant to properly documented drawings approved in advance by Landlord and pursuant to all necessary permits or governmental and/or other approvals, the responsibility and cost of obtaining which will be borne solely by Tenant; (iv) Tenant pays all costs of such work; and (v) the parties shall document Tenant’s responsibilities to remove all or none of such items upon termination of the Lease, and to repair any damage caused by such removal, all at Tenant’s sole cost and expense. If Tenant elects to use a contractor other than Landlord or its representative for any work that exceeds $350,000 in aggregate costs in a calendar year or which modifies any Base Building Work identified on Exhibit D-3, then the work performed by such contractor will be subject to the reasonable approval of Landlord to assure its compatibility with the existing structures and Tenant will pay Landlord (i) a reasonable fee therefor, not to exceed one and one-half percent (1.5%) of the cost of such work, plus (ii) any out-of-pocket costs incurred by Landlord for engaging third party professionals to review Tenant’s submissions. For any alterations, additions or installations not constituting Material Tenant Alterations, or the installation of Tenant’s furniture, fixtures, and equipment, Tenant shall only be required to notify Landlord of such work, but in any event, all of such work by Tenant shall be completed lien free and in a good and workmanlike manner and in compliance with all applicable laws.

2. Tenant shall deliver “as built” plans for all alterations, additions and improvements made by Tenant to Landlord (or Landlord’s property manager), upon completion of same. Unless otherwise elected by Landlord at the time Landlord approves a Material Tenant Alteration, all alterations, additions and improvements made by Tenant shall become the property of Landlord and will remain a part of the Leased Premises upon the expiration or termination of this Lease. Tenant will, no later than the expiration or termination date of this Lease, remove all Material Tenant Alterations for which Landlord required removal hereunder as a condition to Landlord’s approval thereof and repair any damage caused by such removal, all at Tenant’s sole cost.

C. Management; Maintenance

1. Commencing on the Lease Commencement Date and continuing thereafter until the Management Change Date, Tenant shall manage the Leased Premises (including the

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Building) in accordance with Best Management Practices of Class A office parks in the Metropolitan Area and be exclusively responsible for all repairs, replacements, and maintenance to the Leased Premises (except to the extent of Landlord’s obligation to maintain the Structural Portions of the Building as provided below), including but not limited to: (i) the interior and exterior non-structural portions of the Building (including without limitation all walls, roofs, utilities, doors, glass, elevators and fire safety systems), (ii) Tenant’s security systems of whatever type or nature, (iii) all heating, ventilation and cooling equipment, (iv) any computer room and computer room equipment located within the Building, (v) any and all other furniture, fixtures and equipment of Tenant located in the Leased Premises, (vi) the Communications Equipment (as herein defined), (vii) all exterior elements of the Property, including non-public driveways and parking improvements, landscaping, and irrigation systems and maintenance, and (viii) any and all other portions of the Leased Premises which are not required to be maintained by Landlord pursuant to this Paragraph VI.C.1. The foregoing maintenance, repairs and replacements obligations of Tenant shall be performed in a manner which is consistent with Best Management Practices of Class A office parks in the Metropolitan Area. Effective as of the Lease Commencement Date, Landlord’s sole maintenance responsibility for the Leased Premises shall be the Structural Portions of the Building, except to the extent such maintenance is required as a result of the wrongful acts or omissions of Tenant, its agents, employees or contractors. For purposes hereof, the “Structural Portions of the Building” means the Building’s exterior walls, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams (but expressly excluding the non-structural slab, the roof membrane and the non-structural portion of the roof). Tenant shall promptly report in writing to Landlord any defective condition in the Structural Portions of the Building actually known to Tenant which Landlord is required to repair, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair to the extent the same would otherwise be Landlord’s responsibility under this Lease.

2. Following the Lease Commencement Date and continuing thereafter until the Management Change Date, Tenant, and not Landlord, shall be responsible to furnish all services to the Building, including without limitation performing those obligations set forth on Addendum 2 of this Lease.

3. Tenant will not commit or suffer any waste of the Leased Premises. Landlord or Landlord’s representatives may enter the Leased Premises during normal business hours with at least two (2) Business Days’ prior written notice (except in the event of emergency) to Tenant and in the presence of a designated representative of Tenant (Tenant covenanting to make such a representative available and, if Tenant does not do so, then such entry is permitted without a Tenant’s representative being present) to verify Tenant’s compliance with this Lease.

4. Tenant shall promptly comply with all laws, ordinances, orders, rules, regulations, and requirements of all federal, state, municipal or other governmental or quasi-governmental authorities or bodies then having jurisdiction over the Leased Premises (or any part thereof) and/or the use and occupation thereof by Tenant, and Tenant shall so perform and comply, whether or not such laws, ordinances, orders, rules, regulations or requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto. Tenant agrees to give Landlord notice of violation or claimed violation of any law, ordinance, rule, regulation or requirement,

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which such violation materially adversely affects (A) the Leased Premises, or (B) Tenant’s use of the Leased Premises. Tenant shall deliver such notice within five (5) Business Days after the same comes to the attention of Tenant. In addition, so long as neither Tenant nor Guarantor is a publicly traded entity listed on the New York Stock Exchange, NASDAQ exchange or comparable publicly traded major market stock exchange, Tenant agrees to give Landlord notice of any violation of any law, ordinance, rule, regulation or requirement which materially adversely affects the financial condition of Tenant within five (5) Business Days after the same comes to the attention of Tenant. If applicable, at the same time Tenant will inform Landlord as to the corrective action which Tenant proposes to do or take in order to comply therewith prior to commencing such action.

5. At the earliest of the following to occur: (i) the end of the Term, (ii) upon early termination of this Lease, (iii) prior to vacation of the Leased Premises by Tenant, or (iv) prior to rejection of the Lease under applicable provisions of the Bankruptcy Code including Section 365 thereof, Tenant shall: (a) return the Leased Premises to Landlord in as good a condition as existed as of the Lease Commencement Date, excepting only normal wear and tear, Force Majeure, and repairs required to be made by Landlord hereunder; (b) remove all of its property and possessions from the Leased Premises except to the extent provided by Paragraph VI.B. above, and (c) if Landlord is not then administering the service contract for the heating, ventilating and air conditioning system, obtain, at Tenant’s sole cost, a certification from the company then regularly maintaining the heating, ventilating and air conditioning system, stating that the heating, ventilating and air conditioning system is in good operating condition. Any items of Tenant’s personalty remaining in the Leased Premises after the expiration or termination of the Lease shall be deemed abandoned by Tenant and become the sole property of Landlord. Notwithstanding the foregoing, any costs incurred by Landlord in storing and/or disposing of such abandoned property shall remain the sole obligation of Tenant, which obligation shall survive the expiration or termination of this Lease.

D. Conduct on Leased Premises. Tenant will neither do, nor permit anyone else to do, anything on the Leased Premises which might or would: (i) increase any insurance rates charged Landlord with respect to the Leased Premises or the Building; (ii) violate the Park Restrictions or any legal requirements applicable to the Project; or (iii) conflict with or invalidate any insurance policy maintained by Landlord for the Leased Premises or the Project and of which Tenant is made aware, in writing. If the insurance premiums of Landlord are increased due to Tenant’s use or occupancy of the Leased Premises, then the amount of such increase will be paid by Tenant to Landlord as Additional Rent as it becomes due, and Landlord will have the same right to collect such amount as Landlord has under this Lease to collect Additional Rent. Promptly after Landlord becomes aware of any such potential increase, Landlord shall notify Tenant of the condition or action giving rise to such increase so that Tenant shall have an opportunity to correct or change such situation so as not to incur such increased premium costs.

E. Insurance

1. Tenant’s Insurance. Tenant will purchase at its sole cost a policy of commercial general liability insurance covering the Leased Premises and the business conducted by Tenant there. The policy will be kept in force during the entire Term. The policy will (a) have minimum limits of liability of (1) $3,000,000 for bodily injury and property damage with

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respect to any one occurrence and (2) $3,000,000 with respect to the aggregate, and (b) include umbrella coverage of not less than $10,000,000. Tenant shall also carry (i) causes of loss-special form (formerly “all risk”) property insurance for the full replacement cost of all Tenant’s personal property, including furniture, trade fixtures and equipment located at the Leased Premises and on all alterations, additions and improvements (including fixtures) made by Tenant to the Building or the Property, and Landlord shall have no obligation or liability therefor; (ii) business automobile liability insurance to cover all owned, hired and nonowned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000; (iii) workers’ compensation insurance as required by the Commonwealth of Pennsylvania and in amounts as may be required by applicable statute (provided, however, if no workers’ compensation insurance is statutorily required, Tenant shall carry workers’ compensation insurance in a minimum amount of $500,000); and (iv) employer’s liability insurance in an amount of at least $500,000 per occurrence. Any company underwriting any of Tenant’s insurance shall have, according to A.M. Best Insurance Guide, a Best’s rating of not less than A- and a Financial Size Category of not less than VIII. All commercial general liability, business automobile liability and umbrella liability insurance policies shall name Landlord (or any successor), CB Richard Ellis Realty Trust, Landlord’s property manager, Landlord’s mortgagee (if any), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as “additional insureds” and such insurance shall be primary with Landlord’s policy being secondary and noncontributory. Tenant shall give Landlord at least 30 days’ advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s insurance prior to the earlier to occur of the Lease Commencement Date or the date Tenant is provided access to the Leased Premises for any reason, and upon renewals at least ten (10) days prior to the expiration of the insurance coverage. All of Tenant’s insurance policies, endorsements and certificates will be on forms and with deductibles and self-insured retention, if any, reasonably acceptable to Landlord. The limits of Tenant’s insurance shall not limit Tenant’s liability under this Lease.

2. Landlord’s Insurance. Landlord shall be obligated to obtain Landlord’s Insurance. The term “Landlord’s Insurance” includes all insurance and all required endorsements which Landlord’s lender requires Landlord to maintain, in connection with Landlord’s ownership of the Leased Premises or any part thereof, the Building, equipment, fixtures and other improvements installed and/or owned by Landlord and used in connection with the Building and/or the Leased Premises and/or all alterations, rebuilding, replacements and additions thereto, insuring the same against commercial general liability or loss or damage by fire, lightning, explosion, vandalism, malicious mischief, sprinkler leakage (if sprinklered), flood, windstorm (including named windstorm), earthquake and such other hazards, casualties, risks and contingencies now covered by or that may hereafter be considered as included within, the standard casualty and property insurance policy, or such other casualties as Landlord’s lender may require. Landlord’s Insurance shall also include: (i) insurance for loss of rent arising out of any of the occurrences covered by such insurance, and (ii) commercial general liability coverage to be carried by Landlord in such amounts as would be customarily carried by a landlord of other Class A office buildings in the Metropolitan Area. Landlord also may carry, as Landlord’s Insurance, such other insurance as would customarily be carried by a landlord of other Class A office buildings in the Metropolitan Area. Property insurance with respect to the Building shall be carried by Landlord in an amount at least equal to the actual replacement costs of the

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Building. Landlord shall use the same efforts as landlords of other Class A office buildings in the Metropolitan Area to obtain Landlord’s Insurance at competitive rates. Tenant shall, as a part of Operating Expenses, reimburse Landlord for the premiums for and costs of all policies of Landlord’s Insurance.

3. Waiver of Subrogation. To the extent of receipt of insurance proceeds from policies required hereunder, Landlord and Tenant hereby mutually waive all claims for recovery from the other for any loss or damage to any of Landlord’s or Tenant’s property insured (or required to be insured) under insurance policies to the extent of any recovery for loss insured under those policies. The parties agree that a mutual waiver of subrogation clause will be included in each insurance policy setting forth that the insurance will not be invalidated in the event that the insured waives in writing, before any loss, any or all right of recovery against the other party for any insured loss.

F. Liens. Tenant will not do anything, or permit anything to be done, which subjects all or any part of the Leased Premises or Tenant’s interest therein to any lien or encumbrance, including but not limited to mechanics’ or materialmen’s liens. If at any time prior to or during the Term (or within the statutory period thereafter if attributable to Tenant), any mechanics’ or other lien or order for payment of money, which shall have been either created by, caused (directly or indirectly) by, or suffered against Tenant, shall be filed against the Leased Premises or any part thereof, Tenant, at its sole cost and expense, shall cause the same to be discharged by payment, bonding or otherwise, within thirty (30) days after the filing thereof unless such lien or order is contested by Tenant in good faith and Tenant provides sufficient security or evidence of financial ability, in each case to the reasonable satisfaction of Landlord, to pay the amount of such lien or order. Tenant shall, upon notice and request in writing by Landlord, defend for Landlord, at Tenant’s sole cost and expense, any action or proceeding which may be brought on or for the enforcement of any such lien or order for payment of money, and will pay any damages and satisfy and discharge any judgment entered in such action or proceeding and save harmless Landlord from any liability, claim or damage resulting therefrom. In the event of default of Tenant’s procuring the discharge of any such lien as aforesaid Landlord may, without notice, and without prejudice to its other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expense which Landlord shall incur shall be paid by Tenant to Landlord as Additional Rent. Landlord shall not under any circumstances be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant upon or in connection with the Leased Premises, and no mechanics’ or other lien for such work, labor or services or material furnished shall, under any circumstances, attach to or affect the reversionary interest of Landlord in and to the Leased Premises or any alterations, repairs, or improvements to be erected or made thereon. Nothing contained in this Lease shall be deemed or construed in any way as constituting the request or consent of Landlord, either express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Leased Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Leased Premises.

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G. Environmental Assurances.

1. Landlord’s Representations. Landlord represents and warrants to its current actual knowledge as of the Effective Date that, except as disclosed in third party environmental reports in Landlord’s possession (copies of which have been delivered to Tenant) no Hazardous Substances exist at the Leased Premises in excess of reportable standards, or which violate site closure conditions as required by applicable governmental authorities.

2. Tenant’s Covenants. Tenant covenants with Landlord:

(a) that Tenant shall not Generate (as hereinafter defined) Hazardous Substances at, to or from the Leased Premises other than customary amounts of Hazardous Substances found in a typical office use of the same size as the Leased Premises;

(b) to comply with all obligations imposed by applicable law, and regulations promulgated thereunder, and all other restrictions and regulations related to Hazardous Substances;

(c) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from the United States Environmental Protection Agency, the Pennsylvania Department of Labor and Industry, the United States Occupational Safety and Health Administration, and/or any other governmental agency or instrumentality with respect to Hazardous Substances on the Leased Premises; and

(d) to permit entry onto the Leased Premises by Landlord or Landlord’s representatives during normal business hours upon not less than two (2) Business Days’ prior written notice to Tenant and in the presence of a designated Tenant representative (Tenant covenanting to make such a representative available and, if Tenant does not do so, then such entry is permitted without a Tenant’s representative being present) to verify and monitor Tenant’s compliance with its representations, warranties and covenants set forth in this Paragraph.

3. Indemnification. Tenant agrees to defend with legal counsel reasonably acceptable to Landlord, indemnify and hold Landlord (and its owners, shareholders, employees and authorized agents) harmless from and against any claims, demands, actions, suits, proceedings, judgments, damages, losses, costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses to the extent such assessment, investigation and/or remediation is required by the regulatory authority(ies) with jurisdiction, third party claims and reasonable attorneys’ fees and expenses) incurred by the indemnitee in connection with Tenant’s Generation of Hazardous Substances at, to or from the Leased Premises or the Project in violation of applicable law or in connection with Tenant’s failure to comply with its representations, warranties and covenants set forth in this Paragraph. This indemnification by Tenant will remain in effect after the termination or expiration of this Lease.

H. Security Services. Tenant shall have the right, at its sole cost and expense, to install a security system within the Building. Tenant shall have the right to provide, at its sole cost and expense, a security force to regularly patrol and inspect the Leased Premises. Such security force will coordinate and cooperate with Landlord and will provide Landlord with appropriate contact numbers and emergency procedures.

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I. Smoke Free. Landlord and Tenant shall each abide by all applicable ordinances and policies respecting a smoke free environment in the Building.

J. Signage. Tenant shall have the right, at its sole cost and expense, to erect an identification sign for Tenant on the exterior of the Building, subject, however, to Tenant’s obtaining the prior written approval of such signs from Landlord (such approval not to be unreasonably withheld, conditioned or delayed) and subject further to the Park Restrictions and to the approval of any applicable governmental or quasi-governmental agencies. Such signs shall be installed by a reputable contractor reasonably acceptable to Landlord. In addition, subject to all applicable laws and the Park Restrictions, Tenant shall be entitled to (i) name that portion of any roadway located on the Leased Premises which serves or provides access to the Building or related parking areas, and (ii) construct and maintain a monument sign on the Leased Premises (the “Monument Sign”), provided that the location, size, design, and appearance of the Monument Sign shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. The construction, installation, maintenance, repair and replacement of the Monument Sign shall be at Tenant’s sole cost and expense. In addition, Tenant shall be responsible for obtaining any and all necessary approvals from any agency, department, commission, board, bureau or instrumentality having jurisdiction over the Leased Premises and/or the Project, prior to the construction and installation of the Monument Sign. Any changes requested by Tenant to be made to the Monument Sign shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed, and, if approved, shall be made by Tenant at Tenant’s sole cost and expense. Tenant shall hold Landlord harmless from any damage caused to the Building or the Leased Premises as a result of the installation and maintenance of such signs. Upon expiration or earlier termination of this Lease, it shall be Tenant’s obligation, at its sole expense, to remove such signs and to restore the exterior faces of the Building to their condition prior to erecting such signs, normal wear and tear excepted.

K. Rooftop Equipment.

1. Notwithstanding the general prohibition against further alterations, additions and improvements set forth in Paragraph VI.B above, but subject to the terms therein and the terms set forth in Paragraph VI.C.5 and this Paragraph VI.K, Tenant is hereby given permission to install transmitting and receiving equipment, including antennae (the “Communications Equipment”) on the roof of the Building.

2. The Communications Equipment shall be used solely to transmit and receive signals in the ordinary course of Tenant’s own business at the Leased Premises and not (i) for the transmission or receipt of signals on behalf of any third party outside of Tenant’s ordinary business, or (ii) as part of any telecommunications business. Use of the Communications Equipment is restricted solely to Tenant and may not be sold, assigned, leased or otherwise made by any third party.

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3. Tenant shall bear all of the cost and expense of designing, purchasing, installing, operating, maintaining, repairing, removing and replacing the Communications Equipment, and for repairing or restoring any damage to the Building, the Leased Premises or to Landlord’s or any other person’s or entity’s property arising therefrom.

4. Tenant shall be responsible for obtaining any and all federal, state, county and municipal governmental permits, approvals, licenses and certificates necessary for the installation and operation of the Communications Equipment, and shall comply with all laws, statutes, ordinances, codes, rules and regulations relating thereto, including (without limitation) building and zoning codes, and the Park Restrictions. Upon written request from Tenant, Landlord shall reasonably cooperate with Tenant, but without expense to Landlord or significant involvement by Landlord’s personnel, in obtaining any necessary permits, approvals, licenses and certificates for the installation and operation of the Communications Equipment to the extent such permits, approvals, licenses and certificates are customary and do not involve receipt of a variance or change in any zoning applicable to the Property. Tenant shall reimburse Landlord within ten (10) days following written demand for all reasonable costs incurred by Landlord in connection with its efforts to cooperate with Tenant in obtaining such permits, approvals, licenses or certificates.

5. Tenant shall be solely liable for and shall defend, indemnify and hold Landlord harmless from and against any damage claimed to be incurred by a third party as a result of interference from the Communications Equipment.

6. The Communications Equipment shall be installed in a manner reasonably acceptable to Landlord. In addition to other factors set forth in this Lease, Landlord may consider the quality of the proposed physical installation and its safety, and the size, shape and appearance of the Communications Equipment and its effect on the Building’s appearance. Without limiting the foregoing, the Communications Equipment must be securely affixed to the roof so as to prevent its dislodging in high winds. All wires and cable must be installed in Building conduit or in an alternative conduit approved by Landlord and must be properly shielded. No Communications Equipment is permitted if its installation will void or adversely affect any warranty of the roof or if its installation and/or operation would otherwise adversely affect the Building.

7. Tenant shall have the right to sole access and control of the roof of the Building except in emergency situations involving imminent threat to safety, property (including the Building) or life. If Landlord, its representatives or their respective employees require access for emergencies, inspections, or repairs, Landlord shall give Tenant prompt notice thereof and shall make all reasonable efforts to coordinate such access such that all such persons shall be accompanied by Tenant.

8. Notwithstanding any provision of this Lease to the contrary, unless otherwise agreed to in writing by Landlord and Tenant at the time Tenant installs the Communications Equipment, the Communications Equipment shall remain the property of Tenant during and after installation and shall be removed by Tenant at its expense at the expiration or earlier termination of the Term.

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9. Tenant shall be solely responsible for the Communications Equipment, any damage thereto, and for any damage caused to the Building or the Leased Premises as a result of or caused by the Communications Equipment.

L. Recycling Regulations. Tenant shall comply with all applicable laws of any governmental body having jurisdiction over the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called “waste products”) including but not limited to the separation of such waste products into proper receptacles and the removal of such receptacles in accordance with any collection schedules prescribed by such applicable laws.

M. General Provisions Regarding Tenant’s Use. Tenant shall not place a load upon any floor of the Building which exceeds the maximum live load per square foot which Landlord (or Landlord’s architect or engineer) reasonably determines is appropriate for the Building without Landlord’s prior written consent. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (i) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (ii) labeled every 3 meters with the Tenant’s name and origination and destination points; (iii) installed in accordance with all EIA/TIA standards and the National Electrical Code; and (iv) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request.

N. Acceptance of Leased Premises. The taking of possession of the Leased Premises by Tenant on the Lease Commencement Date shall constitute an acknowledgment by Tenant that, other than with respect to latent defects and completion of punchlist items, (i) the Leased Premises are in good condition, that Landlord has provided or constructed all improvements to be provided or constructed by Landlord in the Leased Premises in accordance with Exhibit D, attached hereto, and (ii) all materials and labor provided by Landlord are satisfactory. Upon Landlord’s request, Tenant shall provide written confirmation of the foregoing.

O. Mortgagees. Subject to Tenant’s receipt of a SNDA (as defined in Paragraph XIV(A)), Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional commercially reasonable period of time within which to cure such default. The provisions of this Paragraph shall be superseded by the terms of any SNDA executed by Tenant and a mortgagee or trust deed holder.

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VII.	LANDLORD’S RIGHTS AND RESPONSIBILITIES

A. Access. Landlord or its authorized agent or representative (e.g., a property manager, asset manager, other advisor, broker, or actual or prospective purchaser or mortgagee or deed of trust holder, etc.) will have the right to enter and examine the Leased Premises (except for secured areas) for any reasonable purpose (including showing the Leased Premises to prospective tenants during the last twelve (12) months of the Term) with at least two (2) Business Days’ prior written notice to Tenant and in the presence of a designated Tenant representative (Tenant covenanting to make such a representative available and, if Tenant does not do so then such entry is permitted without a Tenant’s representative being present), or at any time in the event of an emergency. If the Leased Premises are accessed by Landlord or its authorized representatives in the case of an emergency, Landlord shall inform Tenant in writing within twenty-four (24) hours after such emergency, indicating the nature of the situation and the outcome.

B. Building Repairs. Subject to the terms of Paragraph VI.C.1 above, Landlord shall make such repairs and replacements to the Structural Portions of the Building as required by Best Management Practices of Class A office parks in the Metropolitan Area. In making such repairs and replacements, Landlord shall use its reasonable efforts to see that its contractors, subcontractors, agents, invitees, etc. do not generate noise or dirt or undertake any activities which unreasonably interfere with the conduct of Tenant’s business at the Leased Premises. Tenant shall not be entitled to an abatement or diminution of Rent during any period of such repairs or replacements, unless such repairs or replacements arise from a defect in the Structural Portions of the Building and Landlord determines, in its reasonable discretion, that Tenant is unable to use the Leased Premises, or any portion thereof, during the performance of such repairs or replacements, in which event the Basic Annual Rent shall be abated proportionately as to the portion of the Leased Premises rendered unusable and only for the time such portion of the Leased Premises is rendered unusable due to the performance of such repairs or replacements; provided, however, that Tenant shall not be entitled to such abatement to the extent the need for such repairs or replacements resulted from the wrongful acts or inaction of Tenant.

C. Parking. Landlord shall initially provide Tenant with not less than nine hundred (900) parking spaces at the Leased Premises in accordance with the Parking Lot Plans (as defined in Exhibit D-1). Tenant may require Landlord to cause the parking lot to be expanded to include an additional three hundred (300) parking spaces, provided that the following conditions are satisfied: (i) such expansion is permitted under public and private legal requirements which are enacted or amended after the date Landlord obtains final approval for the construction of the initial parking spaces required hereunder; (ii) Tenant reasonably demonstrates to Landlord that such additional parking spaces are needed for the conduct of Tenant’s business at the Leased Premises; and (iii) Tenant provides Landlord not less than one hundred twenty (120) days’ prior written notice of the need for such additional parking spaces. Notwithstanding the foregoing, Landlord, in its sole discretion, may at any time cause the parking lot to be expanded to include an additional three hundred (300) parking spaces. Tenant shall have access to all parking spaces and Landlord may not assign any unreserved or unassigned parking spaces at the Leased Premises to third parties. Tenant shall have the right, subject to applicable legal requirements, from time to time to assign reserved parking spaces for use by its visitors, employees and subtenants.

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D. Liens. Except for the Restrictions and Park Restrictions (and any amendments thereto permitted by this Lease) as well as any liens or deeds of trust, mortgages, assignments of rents and leases, and security agreements granted as part of the financing of the Leased Premises or the Project from time to time, Landlord will not do anything, or permit anything to be done, which subjects all or any part of the Leased Premises to any lien or encumbrance including but not limited to, mechanics’ or materialmen’s liens. If any such lien is filed purporting to be for work or material furnished to Landlord, then Landlord must have such lien discharged or bonded within thirty (30) calendar days of Landlord’s receipt of written notice from Tenant of the filing of such lien.

E. Landlord’s Environmental Obligations

1. Covenants. Landlord covenants with Tenant that Landlord (i) shall not Generate Hazardous Substances at the Leased Premises; and (ii) shall deliver to Tenant, without any representation or warranty, a copy of any environmental audit in Landlord’s or Landlord’s agent’s possession as of the date hereof.

2. Indemnification. Landlord agrees to defend with legal counsel reasonably acceptable to Tenant, indemnify and hold Tenant (and its authorized agents) harmless from and against any claims, demands, actions, suits, proceedings, judgments, damages, losses, costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys’ fees and expenses) incurred by the indemnitee in connection with Landlord’s Generation of Hazardous Substances at, to or from the Leased Premises or the Project or in connection with Landlord’s failure to comply with its representations, warranties and covenants set forth in this Paragraph. This indemnification by Landlord will remain in effect after the termination or expiration of this Lease.

F. Inspections; Management. Upon providing Tenant at least two (2) days prior notice, Landlord shall have the right to make an inspection of the Leased Premises to verify compliance by Tenant with its obligation to manage, operate, maintain and repair the Leased Premises in accordance with Best Management Practices of Class A office parks in the Metropolitan Area. In the event that the Leased Premises is not being maintained by Tenant in accordance with Best Management Practices of Class A office parks in the Metropolitan Area, Landlord shall give Tenant written notice that identifies the obligation(s) or condition(s) requiring performance in reasonable detail and notifies Tenant that such condition(s) must be cured within thirty (30) days after Tenant’s receipt of such notice or Landlord may terminate Tenant’s right to self-manage the Leased Premises (the “Termination Warning”). If Tenant fails to cure such failure(s) within such thirty (30) day period, then Landlord may elect to (i) terminate Tenant’s right to self-manage the Leased Premises by delivering written notice thereof to Tenant (a “Management Notice”), in which event Landlord shall assume

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such management of the Leased Premises as of the termination date specified by Landlord in such written notice; or (ii) make the repair or perform the defaulted obligation on behalf of Tenant and charge Tenant, as Additional Rent due thirty (30) days after Landlord’s demand, the documented cost thereof. In addition to and without limiting the foregoing, during the existence of any monetary Event of Default, Landlord shall be entitled to terminate Tenant’s right to self-manage the Leased Premises by delivering a Management Notice to Tenant, in which event Landlord shall assume such management of the Leased Premises as of the termination date specified by Landlord in such written notice. The date specified in a Management Notice on which Landlord will assume the management of the Leased Premises pursuant to this Paragraph VII.F. is referred to as the “Management Change Date” for purposes of this Lease. Commencing on the Management Change Date, Landlord shall manage, operate, maintain and repair the Leased Premises in accordance with Best Management Practices of Class A office parks in the Metropolitan Area as set forth on Addendum 2 of this Lease. Tenant shall reimburse Landlord, as part of Operating Expenses, all costs and expenses arising from Landlord’s performance of its obligations hereunder, which reimbursement (together with a management fee as provided for in the definition of Operating Expenses hereunder) shall be in addition to all other Additional Rent payable by Tenant hereunder.

G. Additional Provisions. Landlord and its agents, officers, directors and employees assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Leased Premises and shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of utility or other services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance that is Tenant’s responsibility pursuant to this Lease. In no event shall Landlord be liable to Tenant for (i) any damage to the Leased Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees, (ii) any loss, damage or injury to any property therein or thereon except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees, (iii) any claims for the interruption of or loss to Tenant’s business or for any indirect damages or consequential losses occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Leased Premises, or (iv) Tenant’s management of the Leased Premises.

H. Indemnification by Tenant. Tenant agrees to hold Landlord and its agents, officers, directors and employees harmless against all such claims, except to the extent resulting from the gross negligence or willful misconduct of Landlord, its agents, contractors or employees during any period of the Term, or to the extent resulting from the ordinary negligence of Landlord, its agents, contractors or employees during any period following the Management Change Date during which Landlord is managing the Leased Premises. Landlord and its agents, officers, directors and employees shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising out of or related to managing the Leased Premises, repairing any portion of the Leased Premises, the interruption in the use of the Leased Premises, accident or damage resulting from the use or operation (by Landlord and its agents, officers, directors and employees, Tenant, or any other person or persons whatsoever) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Leased Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of portion of the Building, or from water, rain or snow that may leak into or flow from any part of the Building, or from any other cause whatsoever, unless occasioned by the gross negligence or willful misconduct of Landlord, its agents, contractors and employees. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Leased Premises, Landlord and Tenant shall comply with such requirements, without any abatement or

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reduction of the Basic Annual Rent, Additional Rent or other sums payable by Tenant hereunder. Any goods, property or personal effects, stored or placed by Tenant in or about the Leased Premises shall be at the sole risk of Tenant, and Landlord and its agents, officers, directors and employees shall not in any manner be held responsible therefor, except if such injury or damage results from Landlord’s (or its agent’s or affiliate’s) gross negligence or willful misconduct. Notwithstanding the foregoing, in the event that an interruption in any utilities or services caused by the gross negligence or willful misconduct of Landlord renders the Leased Premises or a portion thereof untenantable for general office use, provided such interruption (i) is not caused by Tenant, its agents, employees, contractors or invitees, (ii) exists for more than five (5) consecutive business days, and (iii) Tenant in fact ceases to use the Leased Premises or such portion during such period of cessation or interruption (an “Interruption”), then, commencing on the sixth (6th) business day after such Interruption, Rent hereunder shall be abated until such services or utilities have been restored (or, if earlier, the date Tenant re-opens for business in the Leased Premises or applicable portion thereof). The foregoing specific remedies shall be Tenant’s sole and exclusive remedies resulting from such Interruption.

I. Park Restrictions. Landlord shall exercise its rights under the Declaration to cause the Atwater Owners Association to maintain the common elements of the Project in accordance with the requirements of the Park Restrictions.

J. Construction Warranty. Landlord warrants that Landlord’s Work shall be free from defects in materials or workmanship for a period of one year following Substantial Completion. Landlord shall promptly repair or replace any defective portion of Landlord’s Work as to which Landlord receives written notice of such defect prior to the one year anniversary of Substantial Completion.

VIII.	DAMAGE AND DESTRUCTION

A. General Rule. If during the Term, the Building becomes damaged or destroyed in whole or in part by fire, other casualty or any other cause (except condemnation), Tenant will immediately notify Landlord of such event. Subject to Paragraph VIII.B below, this Lease will remain in full force and effect, except that the Rent will be abated proportionately to the extent and for the period that all or a portion of the Leased Premises are rendered untenantable (provided Tenant does not in fact utilize the untenentable portion of the Leased Premises) as a result of such casualty damage. Within thirty (30) days after the date of the casualty Landlord shall cause Landlord’s Architect to prepare a written estimate of the time period required to repair and restore the damaged portions of the Building and deliver such estimate to Tenant.

B. Mutual Right of Termination. In the event that, based on the written estimate of Landlord’s Architect, the damage or destruction to the Leased Premises is so extensive that it cannot be repaired or restored within a period of eighteen (18) months, measured from the date of Landlord’s receipt of insurance proceeds from the insurer of the Building, each of Landlord and Tenant shall have the unilateral right to terminate this Lease upon written notice to the other given within fifteen (15) Business Days after Tenant’s receipt of Landlord’s Architect’s written estimate. This Lease will then terminate one day after either party gives the other written notice of its desire to terminate the Lease. In the event of such termination, the Rent will be adjusted and paid to the date of the damage or destruction, and Tenant will immediately vacate and

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surrender the Leased Premises (including the Building) upon such termination; provided that Tenant shall not be released from responsibility for any of its obligations under this Lease for the period before such termination, or for any of its obligations under this Lease which expressly survive such termination. If neither party exercises such termination option, Paragraph VIII.C below shall govern.

C. Restoration by Landlord. Unless this Lease is terminated as set forth above, Landlord shall (a) repair or restore the damaged portions of the Leased Premises with reasonable speed, subject to reasonable delays for adjusting losses under insurance policies and Force Majeure and (b) this Lease shall remain in effect as set forth in Paragraph VIII.A above. In such event, running of Lease Years and Operating Years will be tolled while Rent is abated and the stated expiration date of the Term shall automatically be extended for the period of time equal to the period between the date of the damage or destruction until the date the Leased Premises are sufficiently repaired or restored so that they can be beneficially used for the uses permitted by this Lease. Tenant agrees that after completion of such work by Landlord, Tenant will, at Tenant’s sole cost and expense, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant prior to the date of damage or destruction. Notwithstanding the foregoing, in the event the restoration of the affected Building is not substantially completed within the earlier of (i) eighteen (18) months following the date of Landlord’s receipt of insurance proceeds from the insurer of the Building, or (ii) the estimated restoration period, measured from the date of Landlord’s receipt of insurance proceeds from the insurer of the Building, provided by Landlord’s Architect pursuant to Paragraph VIII.B., each such deadline subject to extension caused by Force Majeure, then Tenant shall have the right to terminate this Lease by written notice to Landlord at any time until Landlord substantially completes the repair and restoration.

IX.	CONDEMNATION

A. Termination. This Lease will terminate immediately upon: (1) a taking or condemnation of the entire Leased Premises for public purposes; (2) a partial taking which prevents Tenant from being reasonably able to use the remainder of the Leased Premises for the purposes intended by this Lease; (3) a taking or condemnation reduces the number of parking spaces at the Leased Premises to less than the minimum number of spaces which Landlord is then required to provide pursuant to Paragraph VII.C. (the “Minimum Required Parking”) and Landlord fails, within six (6) months following the date of the taking or condemnation, to provide additional parking within the Project reasonably convenient to the Building in order to provide such Minimum Required Parking; or (4) with respect to the Leased Premises, upon Landlord’s conveyance or lease of the Leased Premises to any condemning authority in settlement of a threat of condemnation or taking. The Rent will be adjusted to the date of termination due to such taking, leasing or conveyance.

B. Award. In the event of a partial taking for which this Lease is not terminated, the Rent will abate in an amount which, in Landlord’s and Tenant’s reasonable judgment, is proportionate to the extent the Leased Premises are rendered untenantable for the ordinary course of Tenant’s business. Tenant, however, will not have any claim against Landlord, nor any claim for any award from the condemning authority arising out of any such taking, lease, conveyance or condemnation action nor in any way arising out of its leasehold interest in the Leased

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Premises, but will have the right to pursue a separate claim against the condemning authority for its own loss of business and moving expenses. In addition, notwithstanding the immediately preceding sentence, Tenant shall have a claim against Landlord if Landlord receives a portion of any award based solely on property owned or leased by Tenant in the Leased Premises. If there is property in the Leased Premises for which Tenant has paid all or some portion of the cost but which Tenant does not own, Landlord and Tenant shall reasonably determine whether, and to what extent, Tenant shall have a claim against Landlord if Landlord receives a portion of any award based solely on such property. Landlord will give Tenant as much notice as reasonably possible that such condemnation or taking might occur so that Tenant, in its sole discretion, can remove from the Leased Premises any property wholly owned or leased by Tenant.

X.	HOLDING OVER

This Lease is for a specific Term. Except as set forth below, if Tenant, without Landlord’s specific written consent, continues its possession of the Leased Premises after the expiration or earlier termination date of this Lease, then all of the following conditions will apply: (i) Tenant will occupy the Leased Premises as a month to month tenant on the terms of this Lease, except that its occupancy will be at one hundred fifty percent (150%) of the monthly Basic Annual Rent payable during the last year of the Term and one hundred percent (100%) of the monthly Additional Rent as determined hereunder and will be subject to termination on thirty (30) calendar days’ prior written notice from either party to the other; and (ii) in the event such holdover by Tenant continues for a period of sixty (60) days following Tenant’s receipt of written notice that Landlord has executed a term sheet for the lease of the Leased Premises (or any portion thereof) by a new tenant, Tenant will defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, suits, proceedings, judgments, damages, losses, costs or expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with claims or litigation (e.g., due to a delayed commencement date for a new tenant) arising because of such holdover by Tenant.

The foregoing notwithstanding, Tenant shall have the right to extend the Term for up to an additional six (6) months (as specified in Tenant’s written notice) by giving written notice to Landlord prior to the later of the date twelve (12) months prior to the expiration of the Term or the date Landlord has provided Tenant with notice that Landlord has leased the Leased Premises or any part thereof to a substitute tenant. Such short-term extension shall be on all of the terms and conditions of this Lease; provided that, rather than the holdover Rent as set forth above, the Basic Annual Rent shall be escalated for such period to an amount equal to one hundred five percent (105%) of the immediately prior Basic Annual Rent and shall be paid, together with Additional Rent, for each month, or part thereof, of such holdover period. Tenant hereby waives any and all notices to quit under the Pennsylvania Landlord and Tenant Act.

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XI.	DEFAULT

A. Events of Default. Upon the expiration of any applicable notice or cure period, each of the following constitutes a material breach and a default by Tenant or Landlord, as the case may be, under this Lease (an “Event of Default”):

1. If Tenant (i) files a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law, (ii) files any pleading or an answer in any involuntary proceeding wherein Tenant is a debtor under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court of the petition’s material allegations regarding Tenant’s insolvency, (iii) makes an assignment for the benefit of creditors; (iv) applies for, or the appointment of, a receiver, trustee, custodian or liquidator for Tenant or its property, (v) dissolves, or (vi) is a party to any order or decree entered by a court of competent jurisdiction enjoining or prohibiting Tenant from performing its obligations under this Lease, then and in any said events if such condition is not cured, within thirty (30) days of Tenant’s receipt of written notice of such condition from Landlord (or such additional time as is reasonably necessary to cure or correct such condition so long as Tenant uses Tenant’s good faith efforts to diligently pursue such cure and/or correction to completion), at Tenant’s option, by: (A) correcting or eliminating such condition; or (B) providing Landlord with an irrevocable standby letter of credit in the amount equal to the Basic Annual Rent payable by Tenant for the then-current calendar year.

2. Tenant’s or Landlord’s making an assignment for the benefit of creditors.

3. The filing of a tax lien against any property of Tenant or Landlord, which tax lien is not bonded or discharged within thirty (30) calendar days after its filing.

4. Tenant’s causing or permitting the Leased Premises to be vacant, or its abandoning or ceasing to do business (for the purpose specified in this Lease) actively in the Leased Premises for a period in excess of five (5) calendar days; provided, however, that Tenant’s vacating the Leased Premises shall not be deemed an Event of Default so long as Tenant: (i) continues to pay all sums payable by Tenant hereunder when due; (ii) continues to perform all other obligations of Tenant hereunder when the same are required to be performed; (iii) provides Landlord at least thirty (30) calendar days prior written notice of the date of Tenant’s vacating, the reason for Tenant’s vacating and Tenant’s updated address for notices; and (iv) Tenant maintains a temperature of at least 55° Fahrenheit in the Building at all times.

5. Tenant’s failure to pay Rent when due and such failure continues for more than five (5) Business Days after written notice of such failure to Tenant (provided, however, that for each calendar year during which Landlord has already given Tenant two (2) written notices of a failure to pay Rent, no further notice shall be required).

6. Tenant’s or Landlord’s failure to perform any other term, covenant or condition required by this Lease and such failure to cure within thirty (30) calendar days after receipt of written notice of such failure from Landlord or Tenant, as the case may be, which thirty (30) calendar days shall be extended for a reasonable period if the defaulting party promptly has commenced and is proceeding diligently to cure such failure.

Upon the occurrence of an Event of Default, Landlord shall, in addition to all rights and remedies of Landlord set forth in this Lease, be excused from any performance obligations hereunder, including without limitation the completion of Landlord’s Work (as defined in Exhibit D-1).

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B. No Waiver of Default. Even if Landlord or Tenant does not seek the other’s strict performance of any provision of this Lease, or does not exercise any right it has, neither Tenant nor Landlord will be construed as waiving its right to strictly enforce Landlord’s or Tenant’s performance in the future. There will be no waiver by Landlord or Tenant of any Lease provision unless expressed in writing and signed by the party against whom such waiver is being alleged. If Landlord receives Rent with knowledge of Tenant’s breach of this Lease, or Tenant pays Rent with knowledge of Landlord’s breach of this Lease, then neither party will be construed as having waived such breach.

C. Damages. Subject to the terms and provisions of, and except as otherwise expressly provided in, this Lease, in the event of any Event of Default, the non-defaulting party will be entitled to receive from the defaulting party as damages, upon demand, all reasonable expenses which the non-defaulting party incurs as a result of such breach.

D. Termination of Lease and Possession of Leased Premises.

1. Upon any Event of Default by Tenant, Landlord may then, upon at least five (5) calendar days’ prior written notice to Tenant, terminate this Lease and/or Tenant’s right to possess the Leased Premises without terminating this Lease. Landlord may then (with or without formal court action) take possession of the Leased Premises and remove Tenant or any other occupant, and any property, whether belonging to Landlord, Tenant or others (but subject to being redeemed by Tenant upon Tenant’s prompt cure of such default and payment of any costs incurred in removing and/or storage of such property) without relinquishing any other rights Landlord may have against Tenant. The five-day notice set forth above in this subparagraph is for notice purposes only and does not create, grant or allow (nor shall it be interpreted to create, grant or allow) an additional cure period, opportunity to cure, right of redemption, or other similar right.

2. If Landlord terminates Tenant’s possession of the Leased Premises without terminating this Lease, Tenant shall immediately pay to Landlord on demand all reasonable expenses incurred by Landlord to relet the Leased Premises, or any portion thereof, including but not limited to, the cost of renovating, remodeling, repairing and altering the Leased Premises for a new tenant or tenants, advertisements, legal, and brokerage fees and any deficiency that may arise by reason of such reletting. Landlord shall have the right as the agent of Tenant to divide or subdivide the Leased Premises in any manner and relet the Leased Premises, or any portion thereof, for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease.

3. In addition to the damages set forth in Paragraph XI.C, if Landlord terminates this Lease, Landlord will also be entitled to Rent due to the date of termination plus, at Landlord’s option, either:

(a) Liquidated damages equal to the total Rent which Landlord would have received under this Lease (had Tenant made all such Lease payments as required) for the remainder of the Term minus the fair rental value of the Leased Premises for the same period, discounted to present value at the Prime Rate (defined below) in effect upon the date of determination. For purposes hereof, the “Prime Rate” shall be the per annum interest rate

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publicly announced by PNC Bank National Association on the date of the computation. If Landlord enters into a lease or a term sheet with an unaffiliated third party in an arm’s-length transaction for the lease of the Leased Premises, the rent payable pursuant to such lease or term sheet shall be prima facie evidence of the fair rental value of the Leased Premises.

(b) Damages for each month of the unexpired portion of the Term from the date of termination equal to the sum of (i) the aggregate expenses (other than Additional Rent payable pursuant to Paragraph V.G.) paid by Landlord for items which this Lease requires Tenant to pay for each applicable month; plus (ii) the amount of the installments of Basic Annual Rent which would have been payable by Tenant if this Lease had not been terminated; plus (iii) the monthly average of Additional Rent payable pursuant to Paragraph V.G. paid in the Lease Year (or an annualized portion if the Term has been less than a total of 12 months to the date of termination) immediately preceding the Event of Default; plus (iv) Landlord’s costs incurred (including court costs, attorneys’ fees and similar costs of collection) in collecting such amounts, minus the rents, if any, actually collected by Landlord for each such month through re-renting or through permitted subleases of the Leased Premises. The damages under this subparagraph will be due in monthly installments, in advance, on the first day of each calendar month following such termination and will continue until the originally-intended expiration of the Term. Landlord’s action to collect, or its collection of, any damages for one month will not prejudice its rights to bring actions to collect damages for subsequent months, whether in multiple actions from time to time or in a single action brought after the originally-intended expiration of the Term.

4. An acceptance of surrender of the Leased Premises must be in writing signed by Landlord. Tenant’s liability under this Lease will not be terminated by the execution of a lease with a new tenant for the Leased Premises.

5. LANDLORD AND TENANT AGREE THAT LANDLORD HAS NO DUTY TO MITIGATE UNDER PENNSYLVANIA LAW; HOWEVER, IN THE EVENT LANDLORD DOES NOT TERMINATE THIS LEASE FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT BY TENANT, LANDLORD AGREES TO LIST THE LEASED PREMISES WITH A BROKER OR LEASING AGENT (INCLUDING IN-HOUSE LEASING PERSONNEL) AND TAKE SUCH OTHER COMMERCIALLY REASONABLE ACTIONS TO RELET THE LEASED PREMISES, SUBJECT TO THE FOLLOWING CONDITIONS:

(a) Landlord may elect to lease other available space in the Project, if any, before reletting the Leased Premises;

(b) Landlord may elect to consent to the assignment or sublease by an existing tenant of the Project before reletting the Leased Premises;

(c) Landlord may decline to incur out-of-pocket costs to relet the Leased Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant;

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(d) Landlord may decline to relet the Leased Premises at rental rates below then prevailing market rental rates;

(e) Landlord may decline to relet the Leased Premises to a prospective tenant if the nature of such prospective tenant’s business is not, in Landlord’s opinion, consistent with the tenant mix of the Project or with any other tenant leases containing provisions against the Landlord leasing space in the Project for certain uses;

(f) Landlord may decline to relet the Leased Premises to a prospective tenant, the nature of whose business may have an adverse impact upon the manner in which the Project is operated or with the high reputation of the Project even though in each of said circumstances such prospective tenant may have a good credit rating; and

(g) Before reletting the Leased Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate the same financial capacity that Landlord would require as a condition to leasing other space in the Project to the prospective tenant.

E. Self-Help Rights

1. If a party shall violate any covenant or agreement made by it in this Lease and such violation shall not have been corrected within thirty (30) calendar days following receipt of written notice thereof, or if such violation is such that it cannot be corrected within thirty (30) calendar days and the nonperforming party shall not have commenced to correct such violation within thirty (30) calendar days, then the other party may, in addition to whatever other rights and remedies it may have at law or in equity, take such action which is considered to be commercially reasonable and prudent in scope and cost to correct the violation for and on behalf of the nonperforming party at the nonperforming party’s expense. Upon completion of such cure, the performing party shall invoice the nonperforming party for the reasonable costs and expenses incurred by the performing party in correcting such violations. The cure or correction of the violation by the non-defaulting party shall not be deemed to waive the Event of Default, unless the nonperforming party makes payment to the performing party within the periods set forth in this subparagraph.

2. If the nonperforming party is Landlord and Tenant cures the nonperformance as set forth above but Landlord fails to make the payment as set forth above within thirty (30) calendar days from the receipt of such invoice, then Tenant shall notify Landlord in writing that it has not received payment and shall provide Landlord with five (5) Business Days to deliver payment to Tenant. Such notice shall contain a legend in bold type that if Landlord fails to pay such amounts to Tenant within five (5) Business Days Tenant shall exercise its right to offset such amounts against Basic Annual Rent. If Tenant has not received payment within such five (5) Business Day period then Tenant shall have the right to offset such actual costs and expenses, only after receipt of a non-appealable judgment against Landlord, against Basic Annual Rent due Landlord. Tenant shall give Landlord written notice of the exercise of any such offset right and the amount being offset.

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3. If the nonperforming party is Tenant, Landlord shall have all rights and remedies set forth elsewhere in this Lease or provided by law for Events of Default. In addition, if Landlord cures the nonperformance but Tenant fails to make the payment as set forth above within thirty (30) calendar days from the receipt of such invoice, then, after the expiration of any notice and/or cure period set forth in this Lease, an additional Event of Default shall exist for Tenant’s failure to make such payment and Landlord shall have all rights and remedies relating thereto.

F. Mutual Indemnity. Landlord and Tenant agree that each will defend, indemnify and hold harmless the other for all claims, demands, actions, suits, proceedings, judgments, damages, losses, costs and expenses (including, without limitation reasonable attorneys’ fees) incurred by one party (the “Indemnitee”) to the extent resulting from any claim or action (whether or not such claim or action proceeds to final judgment) brought or threatened for any of the following acts or omissions of the other party (the “Indemnitor”), and/or of the Indemnitor’s servants, employees, agents, licensees or invitees: (1) any breach, violation and/or nonperformance of any covenant or provision of this Lease applicable to the Indemnitor; and/or (2) negligence or any willful misconduct of the Indemnitor. This indemnification will remain in effect after the termination or expiration of this Lease.

G. Remedies Cumulative. Landlord’s or Tenant’s rights and remedies under this Lease will be cumulative. The enumeration or exercise of certain rights and remedies above will not exclude any other right or remedy available at any time under applicable law. Upon the occurrence of an Event of Default, the damaged, non-defaulting party will be entitled to all remedies set forth above or existing at law or in equity (except that Tenant shall not have a right of termination except as may be otherwise expressly set forth herein or unless the Event of Default by Landlord rises to the level of a constructive eviction). The foregoing notwithstanding, except as may be otherwise specifically set forth herein, neither party shall be liable for consequential, punitive or other special damages as a result of an Event of Default by such party hereunder.

H. Waiver of Landlord’s Lien. Landlord hereby waives in favor of Tenant any common law or statutory lien granted to Landlord with respect to this Lease and Tenant’s obligations hereunder, provided that such waiver shall not apply to any personal property located at the Leased Premises which was leased or acquired by Tenant with any improvement allowance or contribution paid by Landlord to Tenant under this Lease. Tenant shall have the right to grant liens to lenders with respect to any personal property owned by Tenant and to lease personal property. Upon request by Tenant Landlord agrees to acknowledge the aforesaid waiver of any landlord lien and the rights of such lender or lessor in and to such personal property.

XII.	ASSIGNMENT AND SUBLETTING

A. General Rule. Except as otherwise specifically set forth in this Paragraph, no Assignment (as defined below) of this Lease or Subletting (as defined below) of the Leased Premises is permitted without the prior written consent of Landlord. Landlord shall not unreasonably withhold or condition its consent to any proposed Assignment or Subletting. No Assignment or Subletting is permitted to any person or entity who may avail itself of the defense

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of sovereign immunity or any similar legal theory. In addition, Landlord and Tenant hereby agree and stipulate that any one or more of the following factors shall be deemed to be sufficient grounds, but shall not be the exclusive grounds, for Landlord’s deciding to deny Tenant’s request to sublet, assign, or otherwise transfer the Leased Premises, or any portion thereof: (i) the credit rating and/or credit strength of the proposed subtenant/assignee; (ii) whether the proposed subtenant/assignee has been adjudicated a bankrupt or insolvent or filed a petition or action seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act or any other laws; (iii) the business character or reputation of the proposed subtenant/assignee/licensee or concessionaire is not compatible with the character, standing and quality of the Project; (iv) the proposed use of the Leased Premises by the proposed subtenant/licensee or concessionaire is not permitted by this Lease; (v) any violation of any laws, ordinances, government regulations, or any Restrictions by reason of such Assignment or Subletting; or (vi) if any proposed assignment or subletting would jeopardize the real estate investment trust status of the Landlord, including if such assignment or subletting was (1) with any person in which Landlord owns, directly or indirectly (by applying the constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code of 1986, as amended [the “Code”]), (a) in the case of any person which is a corporation, stock of such person possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such person, or (b) in the case of any person which is not a corporation, an interest of 10% or more in the assets or net profits of such person; or (2) consummated in any manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any assignment or subletting document to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. The prohibition set forth in this Paragraph XII.A.(vi) shall hereinafter be referred to as the “REIT Restriction”.

B. Definitions. The term “Assignment” will include, but not be limited to, the following: (1) any assignment of this Lease; (2) any sale, assignment, or other transfer of the stock, partnership interests, membership interests or other indicia of ownership of Tenant with the result that there is, whether as a result of a single such occurrence or more than one such occurrence, a bifurcation of the assets from the liabilities of Tenant; and/or (3) any other event similar in effect to any of the foregoing, whatsoever it is called and however it may be implemented. Notwithstanding anything to the contrary contained or implied herein or provided by applicable law, in no event may Tenant mortgage, pledge, hypothecate, grant a security interest in, or otherwise encumber this Lease (or the Leased Premises, the Building or the Project) and Tenant’s doing so shall constitute an immediate default under this Lease without any notice or cure period being afforded. The term “Subletting” shall mean (1) a subletting of all or any part of the Leased Premises; (2) any permission to a third party to use all or part of the Leased Premises; and/or (3) any other event similar in effect to any of the foregoing, whatsoever it is called and however it may be implemented.

C. Cost. In connection with any proposed Assignment or Subletting which requires Landlord’s consent hereunder, Tenant shall pay Landlord’s actual and reasonable legal fees and expenses in connection with any requested assignment or sublease, except that Tenant’s obligation to pay such legal fees and expenses shall not exceed $5,000.00 in connection with any Subletting which involves less than 30,000 square feet of Rentable Area.

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D. Effect of Approval

1. Landlord’s consent to a specific Assignment or Subletting does not waive Landlord’s right to withhold consent to any future or additional Assignment or Subletting.

2. If the amount of rent and other sums received by Tenant under any Assignment or Subletting is more than the Rent due from Tenant under this Lease, then Tenant will retain the entirety of such excess and Landlord shall have no claim thereto.

3. Even if Landlord consents to an Assignment or Subletting, Tenant will remain jointly liable under this Lease with the assignee or subtenant unless Landlord agrees in writing and in fact releases, in writing, Tenant from such primary liability, which Landlord may elect to do so in its sole and absolute discretion.

E. Assignment of Rent. If Tenant defaults under this Lease, Landlord may collect rent from the assignee, subtenant, occupant or user (the “Assignee/Subtenant”) of the Leased Premises and apply it towards the Rent due under this Lease. Such collection will not be deemed an acceptance of the Assignee/Subtenant as tenant, will not waive or prejudice Landlord’s right to initiate legal action against Tenant to enforce Tenant’s fulfillment of its obligations under this Lease, and will not release Tenant from such obligations.

F. Permitted Transactions. The foregoing notwithstanding, Landlord’s consent shall not be required for any Subletting to a subtenant which is controlled by, under common control with, or controlling Tenant, or for any Assignment of this Lease to any subsidiary, affiliate or successor by merger or any Assignment in connection with the sale of all or substantially all of the assets of Tenant, or for any license to a business or strategic partner of Tenant which involves less than ten percent (10%) of the Rentable Area and has a term of less than three (3) years (“Short-Term License”); provided that, in the case of an Assignment, either (a) such Assignee shall have a tangible net worth, calculated under generally accepted accounting principles (“Net Worth”), which is at least equal to the lesser of Tenant’s Net Worth at the date of this Lease or Tenant’s Net Worth as of the day prior to the transfer, or (b) the Assignee shall deposit security with Landlord in form and amount acceptable to Landlord in its sole discretion and provided, further however, that no assignment or subletting shall be permitted under this Paragraph in violation of the REIT Restriction. Tenant shall give Landlord written notice of any Assignment or Subletting permitted by this Paragraph (other than a Short-Term License) within ten (10) days after the effective date thereof.

G. Marketing Notice. Tenant shall give Landlord advance notice (“Tenant’s Marketing Notice”) of Tenant’s intent to market all or any portion of the Leased Premises for a proposed transfer (other than a transfer pursuant to Paragraph XII.F), which notice shall include the location and approximate Rentable Area of the portion of the Leased Premises Tenant desires to market. Tenant must request Landlord’s consent to a proposed transfer in writing at least thirty (30) calendar days prior to the commencement date of the proposed transfer which request must include (a) a term sheet executed by the parties to such proposed transfer stating all material business aspects of the proposed transfer (including, without limitation, the name and address of the proposed assignee or subtenant), (b) the nature and character of the business of the proposed assignee, subtenant or transferee, (c) the most recent financial information (including

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financial statements) of the proposed assignee, subtenant or transferee, and (d) a copy of the proposed agreement giving effect to such proposed transfer, provided, however, Tenant shall not be required to present a fully-negotiated and executed agreement relating to such proposed transfer. Tenant shall also provide to Landlord any other documentation pertaining to the proposed transfer as may be reasonably requested by Landlord. Landlord shall respond to Tenant’s request for approval of such proposed transfer within twenty (20) calendar days after Landlord receives Tenant’s request (with all required information included). If Landlord does not provide written notice to Tenant denying the proposed transfer within such twenty (20) calendar day period, then Tenant may provide a second notice to Landlord which contains a legend in not less than 16 point bold type at the top thereof stating that “Inaction Pertaining to the Below Notice Will Result in Deemed Approval of the Requested Action Herein.” If Landlord does not respond to the second notice within three (3) Business Days after receipt thereof, then Landlord’s approval of such proposed transfer shall be deemed given.

H. Complete Sublease to Unaffiliated Entity. Notwithstanding any provision herein to the contrary, in the event that Tenant desires to market all of the Leased Premises (other than pursuant to Paragraph XII.F), Landlord may elect, in Landlord’s sole discretion, to be exercised within sixty (60) calendar days of Landlord’s receipt of a Tenant’s Marketing Notice (but not later than twenty (20) days after Tenant requests consent for a proposed transfer pursuant to Paragraph XII.G), to terminate this Lease in which case: (i) this Lease and the term hereof shall terminate as of a date mutually agreed by Landlord and Tenant, but not more than ninety (90) days after the date of Landlord’s notice of its election to terminate; (ii) Tenant shall be released from all liability under the Lease with respect to the period after the date of termination (other than indemnities and obligations of Tenant which expressly survive termination of this Lease); (iii) all Rent and other charges shall be prorated to the date of such termination; and (iv) upon such termination date, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms hereof.

I. No Release of Tenant. Notwithstanding any assignment or subletting (including without limitation any permitted Assignment/Subletting under Paragraph XII.F), Tenant and any guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant and regardless of whether or not Tenant’s approval has been obtained for such future assignments and sublettings). Finally, in the event of an assignment or subletting, it is understood and agreed that all rentals paid to Tenant during the existence of an Event of Default shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord to the extent provided herein without offset, deduction, or reduction of any kind.

J. Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Leased Premises and all other property referred to in this Lease, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder.

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XIII.	ESTOPPEL CERTIFICATES

At any time after the execution and delivery hereof and thereafter at any time during the Term, and after ten (10) calendar days’ prior written notice from Landlord, Tenant will deliver to Landlord a properly executed and acknowledged document containing substantially the same information (or such other information as Landlord may in its reasonable discretion request) as shown on Exhibit H. Before delivering an estoppel certificate to Tenant for signature, Landlord shall complete the requested estoppel certificate with the proper information (in Landlord’s opinion) as known to Landlord; Tenant may change anything stated therein by Landlord that is incorrect and, notwithstanding that the estoppel certificate may have been originally completed by Landlord as an accommodation to Tenant, Tenant shall be responsible for the accuracy of the information set forth therein once Tenant signs it. Any estoppel certificate may be addressed to and relied upon by Landlord, Landlord’s mortgagee, partners of Landlord or any prospective purchaser or lender. In the event Tenant fails to timely respond to any initial request for an estoppel certificate as set forth above, Landlord may give Tenant a second notice requesting such estoppel, and in the event Tenant fails to respond to such second request within three (3) Business Days after receipt thereof, the failure of Tenant to execute, acknowledge, and deliver to Landlord a statement as above shall (i) constitute an acknowledgment by Tenant that the information as contained in the estoppel certificate delivered to Tenant for execution is true, correct and complete in all respects, and (ii) serve to appoint Landlord, as agent and attorney in fact of Tenant, to execute, acknowledge and deliver the same, and Tenant hereby irrevocably nominates, constitutes and appoints Landlord as Tenant’s proper and legal agent and attorney in fact for such purpose. Any notice and cure provisions set forth in any other part of this Lease do not apply to the provisions of this Paragraph XIII.

XIV.	SUBORDINATION AND ATTORNMENT

A. Subordination. Subject to Tenant’s receipt of a SNDA (hereinafter defined), Tenant accepts this Lease, and the tenancy it creates, subject and subordinate to any ground leases, security interests, mortgages, deeds of trust or other financing arrangements, and/or any extensions, modifications or amendments to them, which are now or later will be a lien, or now affect or will affect all or any part of the Leased Premises. Tenant agrees to execute, on request, any instruments which may be required to subordinate Tenant’s interest to such financing arrangement, provided Tenant is provided with a commercially reasonable subordination, non-disturbance and attornment agreement in a form reasonably approved by Tenant and any then applicable lender (a “SNDA”), providing that so long as Tenant is not then in default of the Lease Tenant’s use and occupancy of the Leased Premises shall not be disturbed as a result of any foreclosure under such financing. Landlord agrees to provide Tenant with a non-disturbance agreement from Landlord’s current lender, if any, at Landlord’s cost, in such form as may be acceptable to such lender. Any SNDA may be made on the condition that neither the mortgagee nor anyone claiming by, through or under such mortgagee shall be:

1. liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), except that the mortgagee or its successor shall be responsible for the cure of any default by Landlord continuing at the time the mortgagee or its successor acquires title to the Leased Premises;

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2. subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord) which arise prior to the date such mortgagee (or someone acquiring at a foreclosure sale related to the mortgagee’s mortgage) acquires title to the Leased Premises, except to the extent the mortgagee received notice of the Landlord default giving rise to such offset or defense pursuant to the SNDA and elected not to cure such default;

3. bound by any payment of Rent which Tenant might have paid for more than the current month to any prior Landlord (including, without limitation, the then defaulting Landlord);

4. bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Landlord succeeded to any prior Landlord’s interest (but without limiting Tenant’s defenses and offset rights in the event any such payment is not made);

5. bound by any material modification, amendment or supplement to this Lease made without the prior written consent of the mortgagee, provided that (i) such consent shall not be required for an amendment documenting the exercise by Tenant of any rights granted in this Lease; and (ii) the mortgagee’s consent shall not be unreasonably withheld or conditioned and shall be deemed given if the mortgagee does not give Tenant written notice denying such consent within ten (10) days after receipt of written request for such consent accompanied by a copy of the proposed modification, amendment or supplement.

B. Attornment. Subject to Tenant’s receipt of a SNDA, Tenant agrees, upon the Transfer (as defined below) or termination of Landlord’s interest in the Leased Premises and upon written request, to attorn to the person or entity that holds title to the reversion of the Leased Premises (the “Successor”) and to all subsequent Successors. Tenant also will pay to the Successor all rents and other sums required to be paid by Tenant, and perform all of the other covenants, agreements and terms required of Tenant under this Lease from the date of the applicable Transfer.

XV.	LANDLORD’S LIABILITY

A. Upon Transfer. In the event of any transfer of title to the Leased Premises (a “Transfer”), the transferor Landlord will be entirely relieved of all covenants and obligations which arise after the date of such Transfer and all such liability shall automatically be deemed to be assumed by the Successor as the transferee Landlord.

B. No Personal Liability. No member, partner, shareholder, director, officer, employee or other principal or agent of Landlord, as it may now or hereafter be constituted, shall have any personal liability to Tenant and/or any person or entity claiming under, by or through Tenant upon any action, claim, suit or demand brought under or pursuant to the terms and conditions of this Lease and/or arising out of the use or occupancy by Tenant of the Leased Premises.

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XVI.	TENANT’S AUTHORITY

Tenant warrants to Landlord that Tenant is a corporation, organized and in good standing under the laws of the State of Delaware. In addition, Tenant warrants to Landlord that this Lease has been properly authorized and executed by Tenant and is binding upon Tenant in accordance with its terms.

XVII.	NOTICES

Except as otherwise provided in this Lease, any requirement for a notice, demand or request under this Lease will be satisfied by a written document: (a) hand-delivered with receipt; (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid; (c) sent by Federal Express, Express Mail or any other nationally recognized overnight courier service, and addressed:

(i)	if to Landlord:

300 Conshohocken State Road

Suite 250

West Conshohocken, PA 19428

Attn: Mr. Jeff Goggins

with a copy to:

Office of the General Counsel

Trammell Crow Center

2001 Ross Avenue, Suite 3400

Dallas, TX 75201

Attn: Scott A. Dyche

and

Kane Russell Coleman & Logan PC

3700 Thanksgiving Tower

1601 Elm Street, Dallas, TX 75201

Attn: Raymond J. Kane

and

CB Richard Ellis Realty Trust

47 Hulfish Street, Suite 210

Princeton, NJ 08542

Attn: Philip Kianka

 Executive Vice President

and

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K&L Gates LLP

599 Lexington Avenue

New York, NY 10022-6030

Attn: Jeffrey Weitzman, Esq.

(ii)	if to Tenant:

Prior to the Lease Commencement Date:

Endo Pharmaceuticals Inc.

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

Attn: Joe Burke

with a copy to:

Endo Pharmaceuticals Inc.

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

Attn: Chief Legal Officer

Following the Lease Commencement Date:

Endo Pharmaceuticals Inc.

1400 Atwater Drive

Malvern, Pennsylvania

Attn: Joe Burke

with a copy to:

Endo Pharmaceuticals Inc.

1400 Atwater Drive

Malvern, Pennsylvania

Attn: Chief Legal Officer

All notices that are sent in accordance with this Paragraph will be deemed received by the other party on the earliest of the following applicable time periods: (a) three (3) Business Days after being mailed in the aforesaid manner; (b) the date the return receipt is executed; or (c) on the date delivered as documented by the overnight courier service or the hand delivery receipt. Either party may designate a change of address by written notice to the other party. Notices may be given on behalf of a party by an agent or outside counsel.

XVIII.	COMMISSIONS

A. Indemnification by Tenant. Tenant represents that Tenant has dealt with no broker in connection with this Lease other than Jones Lang LaSalle (“Tenant's Broker”) and that,

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with the exception of Tenant’s Broker no broker has been involved in the procurement or negotiation of this Lease on behalf of Tenant nor is any other broker entitled to any commissions in connection herewith. Tenant will defend, hold harmless and indemnify Landlord from any claims, demands, actions, suits, proceedings, judgments, losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Landlord arising out of any other broker’s claim that such other broker has assisted, represented or been engaged by Tenant with respect to this Lease. Landlord shall pay a fee to Tenant’s Broker in accordance with a separate written agreement between Landlord and Tenant’s Broker.

B. Indemnification by Landlord. Landlord represents that Landlord has dealt directly with no broker in connection with this Lease other than CB Richard Ellis, Inc. (“Landlord’s Broker”), and that no other broker was involved in the procurement or negotiation of this Lease on behalf of Landlord or is entitled to any commissions in connection with it other than Landlord’s Broker. Landlord will defend, hold harmless and indemnify Tenant from any claims, demands, actions, suits, proceedings, judgments, losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Tenant arising out of any other broker’s claim that such other broker has assisted, represented or been engaged by Landlord with respect to this Lease. Landlord shall pay a fee to Landlord’s Broker in accordance with a separate written agreement between Landlord and Landlord’s Broker

XIX.	MISCELLANEOUS

A. Severability, Enforceability. If any provision of this Lease, or its application to any person, is found invalid or unenforceable, the remainder of this Lease or its application will not be affected. Each term and provision of this Lease will be valid and enforceable to the fullest extent permitted by law. Notwithstanding any language in this Lease to the contrary, if the Term does not commence on or before that date which is five (5) years after the full and final execution and delivery hereof, this Lease will automatically terminate, and neither party will have any further liability to the other.

B. Captions. All headings contained in this Lease are for convenience only. They are not to be treated as a summary construction of the provisions to which they pertain.

C. Recordation. If at any time, any lienholder or other party which has a right to require Landlord to do so requires the recordation of a memorandum of this Lease, Tenant will execute such acknowledgements as may be necessary to effect such recordation. If Landlord requires, or is required, to record a memorandum of this Lease, it will pay all recording fees, transfer taxes and/or documentary stamp taxes payable in connection with the recordation. If Tenant records this Lease, it will make all such payments. Tenant will not record this Lease or any memorandum thereof without Landlord’s prior consent, which consent may be withheld in Landlord’s sole and absolute discretion.

D. Successors and Assigns. Subject to the restrictions on the transfer of Tenant’s interest hereunder as set forth herein, this Lease and all of its provisions, individually and collectively, will bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors, personal and legal representatives and their permitted assigns.

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E. Quiet Enjoyment. Landlord covenants to Tenant that, so long as Tenant pays the Rent and performs all other obligations imposed on Tenant under this Lease, and subject to all matters of record and all mortgages and other financing arrangements, Tenant will peaceably hold and enjoy the Leased Premises throughout the Term without hindrance or impairment from Landlord or those claiming through Landlord.

F. Force Majeure. In the event that either party to this Lease is delayed, hindered or prevented, by reason of strikes, lock-outs, inability to procure materials, delays in transportation, failure of power, restrictive governmental laws or regulations that prevent, delay or prohibit the ability to perform, riots, insurrection, war, fire or other casualties, acts of God, extreme rain or other weather conditions beyond normal conditions for the season, or any other reason not reasonably within the control of the party so delayed, hindered or prevented, from performing work or doing any act required under the terms of this Lease, then performance of such act will be excused for the period of the delay, and the period of the performance of any such act will be extended for a period equal to the period of such delay. Notwithstanding the foregoing, lack of funds is not an excuse delaying, hindering or preventing a party from performing under this Lease and the occurrence of any event described in this Paragraph XIX.F will not operate to excuse Tenant from prompt payments of Rent required by this Lease.

G. Waiver of Jury Trial. Landlord and Tenant desire a prompt resolution of any litigation between them with respect to this Lease. To that end, Landlord and Tenant waive trial by jury in any action, suit, proceeding and/or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, any claim of injury or damage and/or any statutory remedy. This waiver is knowingly, intentionally and voluntarily made by Tenant. Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect.

H. Gender. As used in this Lease, and where the context requires: (a) the masculine will be deemed to include the feminine and neuter and vice-versa; and (b) the singular will be deemed to include the plural and vice-versa.

I. Governing Law. This Lease is made in the Commonwealth of Pennsylvania and will be governed in all respects by the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws.

J. Exhibits Incorporated. All plats, exhibits, riders or other attachments to this Lease are a part of this Lease and are incorporated by reference into this Lease.

K. Entire Agreement. THIS LEASE CONTAINS THE ENTIRE AGREEMENT BETWEEN LANDLORD AND TENANT REGARDING THE SUBJECT MATTER OF THIS LEASE. THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS, UNDERTAKINGS, WARRANTIES OR REPRESENTATIONS, ORAL OR WRITTEN, EXPRESS OR IMPLIED, BETWEEN THEM, RELATING TO THIS SUBJECT MATTER, OTHER THAN AS SET FORTH IN THIS LEASE. THIS LEASE IS INTENDED BY LANDLORD AND TENANT TO BE AN INTEGRATION OF ALL PRIOR OR CONTEMPORANEOUS PROMISES, AGREEMENTS, CONDITIONS, NEGOTIATIONS AND UNDERTAKINGS BETWEEN THEM.

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L. Amendments. THIS LEASE MAY NOT BE MODIFIED ORALLY OR IN ANY MANNER OTHER THAN BY AN AGREEMENT IN WRITING SIGNED BY LANDLORD AND TENANT OR THEIR RESPECTIVE SUCCESSORS IN INTEREST.

M. Counterparts. THIS LEASE MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH WILL BE AN ORIGINAL, BUT ALL OF WHICH WILL CONSTITUTE ONE AND THE SAME LEASE.

N. Attorneys’ Fees. In the event of any litigation arising under or pursuant to the terms of this Lease, the non-prevailing party in such litigation shall pay the actual and reasonable fees and expenses incurred in connection with such litigation, including court costs and attorneys’ fees and expenses

O. Limits of Liability. In case of an Event of Default hereunder by Landlord, Tenant shall look solely to the equity interests of Landlord in the Leased Premises. Neither Landlord nor any of the officers, directors, members or affiliates of Landlord, nor any parent, subsidiary officer, director or affiliate thereof shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained. Any such personal liability of Landlord is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

P. Time of Essence. Time is of the essence with respect to all provisions of this Lease.

Q. Confidentiality. Tenant and Landlord shall at all times keep all business terms and conditions of this Lease (i.e., lease rates, concessions, tenant improvement allowances, lease term options or rights) confidential and shall not disclose the terms thereof to any third party, except: (i) for its employees, accountants, attorneys, brokers, agents and other professionals who have a legitimate business reason to know the terms of this Lease; (ii) as required by any laws, rules or regulations applicable to such party, including without limitation, the requirements of the United States Securities and Exchange Commission or similar organization; or (iii) in connection with any legal proceedings.

R. Consents. Notwithstanding any provision contained in this Lease to the contrary, whenever under this Lease provision is made for either party’s securing the consent or approval of the other party, (i) such consent or approval shall be in writing and shall not be unreasonably withheld, delayed or conditioned, (ii) in all matters contained herein, both parties shall have an implied obligation of reasonableness, and (iii) such consent shall be deemed given if the party whose consent or approval is sought fails to deny the request within twenty (20) calendar days following its receipt of such request, and such failure to deny continues for (3) Business Days after a second notice to such party is delivered which contains a legend in not less than 16 point bold type at the top thereof stating that “Inaction Pertaining to the Below Notice Will Result in Deemed Approval of the Requested Action Herein.”

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S. Guaranty. Simultaneous with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall cause the Guarantor to execute and deliver to Landlord the Guaranty attached hereto as Exhibit I.

T. Public Announcements. Neither Party shall issue a press release or otherwise communicate with media representatives regarding this Lease unless such release or communication has received the prior approval of the other Party hereto, which approval shall not be unreasonably withheld, conditioned or delayed. The obligations of this Paragraph XIX.T. shall not apply to disclosures made pursuant to any law, any governmental regulation, any requirement or request from an governmental regulatory entity, any order of a court of competent jurisdiction or by a lawful, or proper subpoena, or any standard disclosure practices of the Parties; provided, however, Landlord shall be permitted to use a depiction, photograph or general description of the Building in its materials that are available to the public.

XX.	OFAC COMPLIANCE

A. Representations. Each party represents and warrants that, to such party’s actual knowledge, without independent investigation, which knowledge is based solely upon the current actual knowledge of the senior level management of such party: (a) such party: (i) is not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of such party constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any direct or indirect controlling interest of any nature whatsoever in such party (whether directly or indirectly), (d) none of the funds of such party have been derived from any unlawful activity with the result that the investment in such party is prohibited by law or that the Lease is in violation of law, and (e) such party has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

B. OFAC Covenant. Each party covenants and agrees: (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to promptly notify the other party in writing as soon as it receives notification that any of the representations, warranties or covenants set forth in this Paragraph or the preceding Paragraph are no longer true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to the other party under the Lease and (iv) at the request of the other party, to provide such information as may be reasonably requested by such party to determine its compliance with the terms hereof.

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XXI.	FINANCIAL INFORMATION

In the event Tenant or Guarantor is, at any time, not a publicly traded entity listed on the New York Stock Exchange, NASDAQ exchange or comparable publicly traded major market stock exchange, then, within ten (10) Business Days of Landlord’s request, Tenant and/or Guarantor shall deliver to Landlord the current audited financial statements of Tenant and/or Guarantor prepared in accordance with generally accepted accounting principles consistently applied; provided, however, except to the extent such request relates to Landlord’s sale or re-financing of the Property, Landlord shall refrain from making any such request more than one (1) time during each calendar year. The financial statements shall include a balance sheet, profit and loss statement, and statement of cash flows for each year, accompanied by an opinion from a certified public accountant certifying that the financial statements are prepared in accordance with generally accepted accounting principles consistently applied. For so long as Tenant and Guarantor are each publicly traded on a major United States stock exchange, the delivery of Tenant’s Annual Report and Guarantor’s Annual Report to Landlord shall be sufficient to evidence Tenant’s and Guarantor’s compliance with this Paragraph.

XXII.	TENANT’S GENERATOR

A. Authority to Install. Tenant shall be permitted to install and maintain, at its sole cost and expense, a back-up power generator and fuel tank (if any), batteries (if any), cabling, piping, routing, exhaust routing, feeders and conduits extending from such generator to the Building or other points of connection (collectively, the “Generator Equipment”). The Generator Equipment shall be of such size, specifications and capacity as Tenant shall determine in its sole discretion but shall be subject to (a) Landlord’s reasonable approval as it relates to the structural integrity of the Building and maintenance of the Leased Premises in a first-class manner and appearance, and (b) to the Park Restrictions and all regulations and requirements imposed by any governmental entity having jurisdiction over the Property. The design, location and installation of the Generator Equipment (the “Generator Support Area”) shall be mutually acceptable to both parties. Landlord requires that the Generator Support Area be enclosed by screening materials and curbed to contain fuel spills. Tenant agrees that the Generator Equipment shall not emit noise at any frequency during peak operation periods in violation of law or the Park Restrictions.

B. Landlord’s Approval. Tenant’s right to install or modify the Generator Equipment shall be subject to Landlord’s prior written approval of any equipment to be installed, methods of installation and contractor performing the installation, which approval shall not be unreasonably withheld, conditioned or delayed. Any material changes in the Generator Equipment shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the expiration or earlier termination of this Lease, Tenant shall remove the Generator Equipment at its sole expense and shall repair any damage to the Leased Premises (including the Building) caused by or resulting from such removal.

C. Tenant Obligations. The installation, repair, maintenance and operation of the Generator Equipment shall (a) be at Tenant’s sole cost and expense, (b) comply with all Park

40

Restrictions, all regulations and requirements imposed by any governmental entity having jurisdiction over the Property, and (c) comply with the requirements of Landlord’s insurer. Tenant shall be responsible for obtaining all necessary permits, variances and licenses relating to the Generator Equipment and shall deliver copies thereof to Landlord. Tenant shall promptly repair at its expense all damage caused by or resulting from the installation, maintenance, repair or operation of the Generator Equipment. Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Generator Equipment. Landlord or its agents or employees shall have no liability on account of any damage to or interference with the operation of the Generator Equipment except for physical damage caused by Landlord’s gross negligence or willful misconduct. The operation of the Generator Equipment shall be at Tenant’s sole and absolute risk, cost and expense.

XXIII.	ADDITIONAL SPACE

A. Notice. Provided that (i) Tenant is not then in default under this Lease beyond the expiration of any applicable notice and cure periods, (ii) Landlord is able to obtain financing to fund the construction of such space on terms which are acceptable to Landlord in its reasonable discretion, and (iii) Tenant and any transferee permitted by Paragraph XII.F are the only occupants of the Leased Premises, Tenant shall throughout the initial four (4) Lease Years of the Term (the “Option Period”) have a continuous and recurring right (an “Additional Space Option”) to lease up to an additional approximately one hundred fifty thousand (150,000) square feet of Rentable Area, calculated in accordance with the BOMA Standard, to be constructed by Landlord in an expansion of the Building or construction of an additional building on the Land (“Additional Space”). In the event Tenant shall determine during the Option Period that it desires to lease Additional Space, then Tenant shall notify Landlord in writing of such intent (an “Additional Space Offer Notice”). The Additional Space Offer Notice shall specify the size of the desired Additional Space which Tenant is prepared to lease.

B. Terms Applicable to Additional Space. Promptly after Tenant delivers the Additional Space Offer Notice to Landlord within the Option Period, then Landlord and Tenant shall promptly meet and negotiate the terms of a new lease for the Additional Space (the “Additional Space Lease”) including, without limitation, anticipated Basic Annual Rent, which shall be calculated on an open book basis utilizing then current construction prices, interest rates, required investor returns and the additional floor area price of $35 per square foot of Rentable Area, and which shall otherwise be on all of the terms and conditions as are set forth in this Lease (exclusive of this Paragraph XXIII). Landlord and Tenant shall mutually agree on such terms and Landlord shall promptly prepare and deliver to Tenant the Additional Space Lease and Tenant shall execute and deliver same to Landlord within one hundred twenty (120) days after the Additional Space Offer Notice.

C. Landlord’s Performance. Landlord’s obligation to construct the Additional Space for Tenant shall be contingent on the foregoing, including the timely execution of the Additional Space Lease and further shall be contingent on receipt of all applicable governmental permits and approvals and all other approvals for the construction and occupancy of the Additional Space within one hundred eighty (180) days of the date of the Additional Space Lease, the failure of which shall, at the option of either Landlord or Tenant, cause the Additional Space Lease to terminate and the terms of this Paragraph XXIII to be void ab initio. Notwithstanding the

41

foregoing, the terms and conditions of this Lease, and the respective duties and obligations of Landlord and Tenant arising under this Lease, shall continue in full force and effect notwithstanding any exercise of (or failure to exercise) the Additional Space Option and notwithstanding any default by either Landlord or Tenant under the Additional Space Lease.

[Signature page follows]

42

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have signed this Lease under seal as of the date first above written.

LANDLORD:

RT/TC ATWATER LP, a Delaware limited partnership

By:	TC Atwater Manager, LLC,
a Delaware limited liability company,
its general partner

	By:	TC NE Metro Development, Inc.,
a Delaware corporation,
its sole member

		By:	/s/ SCOTT A. DYCHE
Scott A. Dyche,
Executive Vice President

TENANT:

ENDO PHARMACEUTICALS INC.

By:	/s/ DAVID P. HOLVECK
Name:	David P. Holveck
Title:	President and Chief Executive Officer

43

ADDENDUM 1

DEFINITIONS

As used in the Lease, the following terms will have the meanings given such terms in this Addendum 1.

“12-Month Date” shall have the meaning ascribed to such term in Paragraph III.B.2.

“Additional Rent” shall have the meaning ascribed to such term in Paragraph V.C.

“Additional Space” shall have the meaning ascribed to such term in Paragraph XXIII.A.

“Additional Space Lease” shall have the meaning ascribed to such term in Paragraph XXIII.B.

“Additional Space Offer Notice” shall have the meaning ascribed to such term in Paragraph XXIII.A.

“Additional Space Option” shall have the meaning ascribed to such term in Paragraph XXIII.A.

“Appraiser” shall have the meaning ascribed to such term in Paragraph III.B.1(d)(i).

“Assignee/Subtenant” shall have the meaning ascribed to such term in Paragraph XII.E.

“Assignment” shall have the meaning ascribed to such term in Paragraph XII.B.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

“Basic Annual Rent” shall have the meaning ascribed to such term in Paragraph V.D.

“Best Management Practices of Class A office parks in the Metropolitan Area” means those practices which are customarily used by national property management companies (such as CBRE, JLL, Cushman Wakefield, Transwestern, or other reasonably equivalent property management companies) in the maintenance, management, and operation of Class A office parks located within the Metropolitan Area, including without limitation those standards more specifically set forth on Addendum 2.

“BOMA Standard” shall have the meaning ascribed to such term in Paragraph IV.C.

“Building” shall have the meaning ascribed to such term in Paragraph II.

“Communications Equipment” shall have the meaning ascribed to such term in Paragraph VI.K.1.

Addendum 1, Page 1

“Effective Date” shall have the meaning ascribed to such term in the preamble to the Lease.

“Embargoed Person” shall have the meaning ascribed to such term in Paragraph XX.A.

“Event of Default” shall have the meaning ascribed to such term in Paragraph XI.A.

“Generate” and its grammatical offshoots means to use, collect, generate, store, transport, treat or dispose of.

“Generator Equipment” shall have the meaning ascribed to such term in Paragraph XXII.A.

“Generator Support Area” shall have the meaning ascribed to such term in Paragraph XXII.A.

“Guarantor” shall mean Endo Pharmaceuticals Holdings Inc., a Delaware corporation.

“Hazardous Substance” shall mean: (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) any other hazardous or toxic materials or substances regulated by any federal, state or local laws and regulations relating to pollution control, hazardous or toxic wastes, substances and constituents, including hydrocarbonic substances, and other environmental and ecological matters, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), Safe Drinking Water Act (42 U.S.C. § 300f et seq.), Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), (d) any substance the presence of which on the Property is prohibited, regulated or restricted by any law or regulation; and (e) any other substance which by law or regulation; requires special handling in its Generation.

“Impositions” shall have the meaning ascribed to such term in Paragraph V.G.3.

“Indemnitee” shall have the meaning ascribed to such term in Paragraph XI.F.

“Indemnitor” shall have the meaning ascribed to such term in Paragraph XI.F.

“Interruption” shall have the meaning ascribed to such term in Paragraph VII.H.

“Landlord’s Broker” shall have the meaning ascribed to such term in Paragraph XVIII.B.

“Landlord’s Insurance” shall have the meaning ascribed to such term in Paragraph VI.E.2.

“Lease Commencement Date” shall have the meaning ascribed to such term in Paragraph IV.A.1.

Addendum 1, Page 2

“Leased Premises” shall have the meaning ascribed to such term in Paragraph II.

“Lease Year” shall mean each consecutive period of twelve (12) successive calendar months during the Term, beginning on the Lease Commencement Date. If the Lease Commencement Date does not occur on the first day of a month, the first Lease Year will include the partial month following the Lease Commencement Date plus twelve (12) full calendar months.

“Light Lab Use” shall mean any use of the Building as a laboratory for purposes which are permitted under applicable law and incidental to Tenant’s principal business purpose conducted in the Building (exclusive however of biomedical labs or other uses involving the use of Hazardous Substances which exceed those Hazardous Substance uses permitted under applicable zoning laws).

“List” shall have the meaning ascribed to such term in Paragraph XX.A.

“Management Change Date” shall have the meaning ascribed to such term in Paragraph VII.F.

“Management Notice” shall have the meaning ascribed to such term in Paragraph VII.F.

“Material Tenant Alterations” shall have the meaning ascribed to such term in Paragraph VI.B.1.

“Member of the Appraisal Institute” shall have the meaning ascribed to such term in Paragraph III.B.1(d)(i).

“Metropolitan Area” shall have the meaning ascribed to such term in Paragraph III.B.1(c).

“Monument Sign” shall have the meaning ascribed to such term in Paragraph VI.J.

“OFAC” shall have the meaning ascribed to such term in Paragraph XX.A.

“Operating Expenses” shall mean, prior to delivery by Landlord of a Management Notice, (i) premiums for Landlord’s Insurance and (ii) assessments levied by the Atwater Owners Association or its successors pursuant to the Park Restrictions. After delivery of a Management Notice, and for so long as Landlord manages the Leased Premises, Operating Expenses shall also include the reasonable costs incurred by Landlord to maintain, repair and replace the Leased Premises. The term “Operating Expenses” does not include (a) the cost of maintaining, repairing or replacing the Structural Portions of the Building, (b) Landlord’s overhead or employee expenses for any employee above the level of any person providing the services of a building manager, (c) expenses to the extent due to Landlord’s negligence or willful misconduct, or (d) management fees in excess of an amount equal to five percent (5%) of Operating Expenses. For the sole purpose of calculating the management fee permitted hereunder, the term “Operating Expenses” shall not include the costs of premiums for Landlord’s Insurance, assessments under the Park Restrictions or the costs of any capital expenditures.

Addendum 1, Page 3

“Operating Year” shall mean each respective calendar year during the Term. If the Lease Commencement Date is not on a January 1, or the last day of the Term (whether by expiration or earlier termination) is not on a December 31, then Tenant’s Share of Operating Expenses and Taxes for that Operating Year shall be prorated accordingly based on the applicable number of calendar days elapsed over a 365-day year.

“Option Period” shall have the meaning ascribed to such term in Paragraph XXIII.A.

“Park Restrictions” shall have the meaning ascribed to such term in Paragraph VI.A.

“Prime Rate” shall have the meaning ascribed to such term in Paragraph XI.D.3.(a).

“Prohibited Person” shall have the meaning ascribed to such term in Paragraph XX.B.

“Project” shall mean that certain real property comprising the Atwater Corporate Center, located in Malvern, Pennsylvania.

“Property” shall mean that certain tract of land containing approximately 24.84 acres which is located within the Project and depicted in Exhibit B attached to the Lease.

“REIT Restriction” shall have the meaning ascribed to such term in Paragraph XII.A.

“Renewal Notice” shall have the meaning ascribed to such term in Paragraph III.B.1.(a) of the Lease.

“Renewal Term” shall have the meaning ascribed to such term in Paragraph III.B.1. of the Lease.

“Rent” shall have the meaning ascribed to such term in Paragraph V.C.

“Rentable Area” shall have the meaning ascribed to such term in Paragraph IV.C.

“Restrictions” shall have the meaning ascribed to such term in Paragraph VI.A.

“SNDA” shall have the meaning ascribed to such term in Paragraph XIV.A.

“Subletting” shall have the meaning ascribed to such term in Paragraph XII.B.

“Successor” shall have the meaning ascribed to such term in Paragraph XIV.B.

“Statement” shall have the meaning ascribed to such term in Paragraph V.G.5.(a).

“Structural Portions of the Building” shall have the meaning ascribed to such term in Paragraph VI.C.

“Taxes” shall mean any present or future federal, state, municipal, local and/or any other taxes, assessments, levies, benefit charges and/or other governmental and/or private impositions (including any special services district), imposed, levied, assessed and/or attributable directly or indirectly to the Leased Premises or any portion of the Leased Premises or upon the Rent due

Addendum 1, Page 4

and payable under this Lease, whether now customary or within the contemplation of Landlord and Tenant and whether extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing. The term “Taxes” does not include any inheritance, estate, succession, income, profits or franchise tax. If, however, at any time during the Term the method of taxation prevailing on the date hereof is altered or eliminated so that one or more of the items listed in the first sentence of this subsection is replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income received from the Leased Premises (provided the tax on such income is not a tax levied on taxable income generally) wholly or partly in place of an imposition on, a substitute for, or an increase of, taxes in the nature of Taxes currently issued against the Leased Premises, the charge to Landlord resulting from such altered or replacement method of taxation will be deemed to be within the definition of “Taxes”.

“Tenant’s Marketing Notice” shall have the meaning ascribed to such term in Paragraph XII.G.

“Tenant’s Broker” shall have the meaning ascribed to such term in Paragraph XVIII.A.

“Tenant’s Share” shall mean 100%.

“Termination Warning” shall have the meaning ascribed to such term in Paragraph VII.F.

“Transfer” shall have the meaning ascribed to such term in Paragraph XV.A.

“Withdrawal Notice” shall have the meaning ascribed to such term in Paragraph III.B.2.

Addendum 1, Page 5

ADDENDUM 2

Best Management Practices of Class A Office Parks in the Metropolitan Area

As used in this Addendum 2, the term “Manager” shall mean the party performing the maintenance, operation, and property management obligations in accordance with the terms of the Lease. All terms not defined herein shall have the meaning ascribed to such terms in the Lease.

A.	General Standard. Manager shall use diligent efforts to manage, operate, and maintain the Leased Premises (including the Building) in a professional manner consistent with Class A office buildings in the Metropolitan Area and any Operational and Maintenance Manuals to be prepared by the GC (as defined in Exhibit D-1).

B.	Vendor Contracts. Manager shall negotiate contracts with third parties for services to be furnished to the Leased Premises consistent with Class A office buildings in the Metropolitan Area. Such service contracts shall be entered into by Manager and terminable with respect to the Leased Premises on thirty (30) days notice or less, unless otherwise approved in writing by Landlord.

C.	On-Site Facilities Manager. At all times prior to the Management Change Date, Manager shall have in its employ an on-site facilities manager. After the Management Change Date, Manager, in its reasonable judgment, shall have at the Leased Premises during normal building hours one full-time on-site experienced facilities manager, which such professional may be a building engineer employed from an engineering service company (such as CBRE, JLL, ABM, Transwestern, PM Realty, Emcor or other reasonably equivalent service company) (as existing from time to time, the “Facilities Manager”) for the management of Primary Building Systems and to assist with and coordinate the hiring and oversight of outside professional contractors who will perform necessary facility maintenance, repair and operational services with respect to the Primary Building Systems. The Facilities Manager will (either by contract or otherwise) have back-up coverage in the event of illness, vacation or other absence of the Facilities Manager. Qualifications of contractors for the routine maintenance and repair of the Primary Building Systems shall be subject to the reasonable approval of Landlord. As used herein, “Primary Building Systems” means the HVAC, plumbing, mechanical, electrical and vertical transportation elements of the Building.

D.	Contracts with Third Parties.

1.	Manager shall maintain a list of all contractors and subcontractors that perform any services at the Leased Premises under Manager’s direction.

2.	Manager shall have a documented reporting and work log system to track all completed work and preventative maintenance work including warranty items.

3.	Manager shall obtain all necessary receipts, releases, waivers, discharges and assurances necessary to keep the Leased Premises free of any mechanics’, laborers’, materials suppliers’ or vendors’ liens in connection with work, materials or supplies for which Manager contracts.

Addendum 2, Page 1

4.	All repairs, alterations and replacements shall be of substantially equal quality and workmanship to the original work. Manager shall monitor all independent contractors, consultants and suppliers for the operation, repair, maintenance and servicing of the Leased Premises. Manager shall require that any contractor performing work on the Leased Premises maintain appropriate insurance coverage.

E.	Purchase of Supplies and Materials. Manager shall purchase all equipment, tools, appliances, materials and supplies reasonably necessary or desirable for the operation of the Leased Premises in accordance with the General Standard set forth in Section A herein.

F.	Complaints and Notices.

1.	Manager shall furnish a report of operating costs incurred in connection with the Leased Premises upon the other party’s written request, but not more frequently than once per calendar quarter.

2.	Not less frequently than annually and upon request by the other party, Manager shall provide the other party to this Lease with a summary of all maintenance, repairs and replacements having a cost in excess of $5,000.00 performed by Manager at the Leased Premises during such calendar year, including but not limited to a copy of any studies or reports prepared in connection with Manager’s operation of the Building.

3.	At all times prior to the Management Change Date, Manager shall promptly notify Landlord and any insurance agent Landlord may designate of any personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Leased Premises following Manager’s knowledge thereof. Manager shall promptly forward to Landlord with copies to any insurance agent Landlord may designate any summons, subpoena or other legal document served upon Manager relating to the actual or alleged potential liability of Landlord, of Manager or of the Leased Premises.

G.	Licenses and Authorizations. Manager shall obtain and keep in full force and effect all licenses, permits, consents and authorizations as may be necessary for the operation of the Leased Premises.

H.	Building Services. Manager shall provide the following services:

1.	Hot and cold domestic water to the Leased Premises reasonably appropriate for the comfortable use and occupancy of the Building (and exterior irrigation of the grounds).

2.	Electric lighting service for all areas on the Leased Premises.

Addendum 2, Page 2

3.	Electrical distribution facilities (including, but not limited to, bus risers, transformers, panels and other equipment) and capacity for electrical usage for the Leased Premises.

4.	Standard fluorescent bulb and ballast replacement and incandescent bulb replacement to the extent in accordance with the General Standard set forth in Section A herein.

5.	Elevator service.

6.	Subject to curtailment as required by applicable laws, central heat and air conditioning in season, in accordance with Schedule 1 to this Addendum 2.

7.	HVAC preventative maintenance with regard to mechanical systems which shall include an equipment list, manufacturer’s preventative maintenance program and schedule.

8.	Janitorial services in accordance with the General Standard set forth in Section A herein, similar to those set forth on Schedule 2 to this Addendum 2.

I.	Warranties. If Tenant is acting as the Manager, Landlord will reasonably cooperate (at Tenant’s cost) to provide Manager with the benefit of all warranties and guarantees of third parties relating to any elements of the Leased Premises that Manager must repair; provided, however, that the foregoing rights of Manager with respect to such warranties shall immediately terminate upon Landlord’s delivery of a Management Notice pursuant to Paragraph VII.F. of the Lease. Manager will perform all preventative maintenance obligations as set forth under the terms and conditions of such warranties and guarantees.

J.	Request to Replace Janitor. If, following the Management Change Date, Tenant is dissatisfied with the janitorial services being provided at the Building and such condition continues for thirty (30) days following written notice to Landlord and the current janitorial service provider, then Tenant shall be entitled to request in writing that Landlord replace such current janitorial service provider. Upon Landlord’s receipt of a replacement request from Tenant, Landlord shall reasonably promptly replace the janitorial service provider with a new service provider selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All costs incurred by Landlord (including, but not limited to, any termination fees or penalties) in connection with such replacement shall be payable by Tenant as part of Operating Expenses or, at Landlord’s option, on demand. Any janitorial contract entered into by Landlord for the Building shall give Landlord the right to cancel such contract without termination fee or penalty upon not more than thirty (30) days notice.

Addendum 2, Page 3

Schedule 1

AIR CONDITIONING AND HEATING SERVICES

Manager shall provide air conditioning and heating, subject to governmental regulations and mandates, to achieve within the occupied areas of the Leased Premises on a reasonably consistent basis the following indoor conditions so long as the outdoor conditions are within the tolerances set forth below:

Indoor Conditions:

Summer:	75 degrees Fahrenheit dry bulb
65.5 degrees Fahrenheit wet bulb (designed for 50% humidity)

Winter:	70 degrees Fahrenheit dry bulb

Outdoor Conditions:

Heating Season:	12.6°F (99.6% occurrence, dry bulb temperature)

Cooling Season:	90.6°F dry bulb temperature / 74.5°F mean coincident wet bulb temperature (1% occurrence) – building heat gain and ventilation loads

Following the Management Change Date, standard air conditioning and heating shall be furnished to the Leased Premises in accordance with Tenant’s then current use and occupancy of the Leased Premises until such time Tenant delivers written notice to Manager requesting a modification to such service.

Schedule 2, Page 1

Schedule 2

JANITORIAL SPECIFICATIONS

Janitorial services to be furnished for the Building will include, but not be limited to, the following:

A.	Daily Cleaning - The following general cleaning will be done five (5) days per week, typically Monday through Friday:

1.	All carpeting will be vacuumed and spot cleaned and non-carpeted floors dry mopped.

2.	All trash receptacles will be emptied and trash removed.

3.	Drinking fountains will be cleaned and disinfected.

4.	All hard surfaces (including doors, walls, floors, ceramic tile, etc.) will be wiped or mopped clean where necessary.

5.	All interior doors and partition panels will be cleaned.

6.	All glass doors, glass panels, glass furniture tops and bright metal finishes (except for brass, which will be cleaned, rubbed and polished monthly) and handrails will be cleaned.

7.	Outside delivery area will be swept as needed to maintain a clean appearance.

8.	All stairs will be swept daily, if necessary (otherwise weekly).

9.	Janitor closets and sinks will be cleaned.

10.	Vending machine and kitchen/coffee bar areas will be cleaned, and disinfected as needed.

11.	All entrance doors, frames, glass, adjacent metal and Building’s first floor lobby will be cleaned.

12.	All restrooms will be cleaned, and disinfected as needed.

B.	Periodic Cleaning - The following general and restroom cleaning will be done on a once each week basis (except as otherwise provided):

1.	All vertical surfaces will be damp dusted with clean or treated cloth monthly.

2.	Delivery area and all entrances areas will be hosed down as necessary.

3.	All air conditioning grills, diffusers and registers will be thoroughly cleaned monthly.

Schedule 2, Page 1

4.	High dusting requiring ladders will be performed monthly.

5.	All stairs will be wet mopped monthly.

6.	Building standard blinds will be dusted once a month.

7.	All restroom floors will be scrubbed monthly and sealed as needed.

8.	All exterior surfaces of ceiling recessed light fixtures will be cleaned quarterly.

9.	Plate glass partitions and doors will be washed quarterly.

10.	Damp mop floors weekly.

C.	Elevators - The following cleaning services will be done in the case of all elevators:

1.	Carpet will be vacuumed daily and spot cleaned as necessary.

2	Exterior and interior doors and trim will be dusted nightly and cleaned.

3.	Cabs will be dusted nightly.

4.	Control and dispatch panels will be dusted and polished daily.

5.	Elevator threshold will be cleaned nightly.

D.	Other Features - The following cleaning services will be performed:

1.	Annual window washing.

2.	Pest control as needed, including preventative maintenance.

3.	Cleaning of the parking lot and exterior grounds/walks as needed.

Schedule 2, Page 2

EXHIBIT A

SITE PLAN OF PROPERTY

[see attached]

A-1

EXHIBIT B

LEASED PREMISES

[see attached]

B-1

EXHIBIT C

INTENTIONALLY DELETED

C-1

EXHIBIT D

WORK LETTER AGREEMENT

The Work Letter consists of Exhibits D-1, D-2, and D-3.

D-1

EXHIBIT D-1

BASE BUILDING WORK AND IMPROVEMENTS

I.	GENERAL PROVISIONS

A. Timing. As of the Effective Date of the Lease to which this Exhibit D-1 is attached (the “Lease”), (i) Landlord is the owner of the Land, and (ii) that certain Second Amended and Restated Development Cost Reimbursement Agreement, dated September 28, 2011, as amended (the “Reimbursement Agreement”), by and between Landlord and Tenant shall be deemed to have terminated and to be of no further force or effect. Accordingly, and notwithstanding any other provision of this Exhibit D-1 to the contrary, the obligations of Landlord and Tenant to proceed with the design of the Improvements, the submission for permits, the bidding and awarding of construction contracts and the actual construction of the Improvements shall be sequenced and undertaken in a manner consistent with the general development timetable which forms a part of Exhibit D-2 hereto.

B. Architects and Design. The parties shall use L2 Inc. or its affiliate as the architect (“Landlord’s Architect”), for the architectural design of the Building, including all structural, mechanical, electrical and plumbing aspects and interior finish thereof, and Chester Valley Engineers (“Landlord’s Engineer”), for the civil engineering associated with the Leased Premises. Landlord’s Architect and Landlord’s Engineer, together with such additions and substitutions thereof as determined by Landlord in its good faith discretion, are referred to collectively as the “Design Professionals”). The Design Professionals shall supervise the process of obtaining necessary development approvals for the Improvements.

C. General Contractor. To ensure cost efficiency and adherence to schedule, Landlord shall retain IMC Construction, Inc., or another general contractor selected by Landlord (the “GC”), to serve as general contractor for construction of the Project.

D. General Responsibility. Landlord shall generally be responsible for all matters that must be accomplished to complete the construction of the Building and all leasehold improvements to be initially constructed therein, including filing plans and other required documentation with the proper governmental authorities and securing all necessary permits for the performance of any and all work required to be performed under the Approved Base Building Plans and Approved TI Plans (as such terms are defined below), all of which will be deemed part of Landlord’s Work and, upon completion of Landlord’s Work, all approvals and permits necessary for Tenant to occupy the Leased Premises including all final inspections for issuance of Tenant’s certificate of use and occupancy (to the extent the same is capable of being obtained by Landlord prior to the completion of any Tenant Work to be performed by Tenant within the Leased Premises). Promptly after issuance of the requisite permits for each portion of Landlord’s Work, Landlord agrees to cause the GC to commence and thereafter to perform such portion of Landlord’s Work in a diligent, workmanlike manner, and in accordance with applicable codes and legal requirements, including without limitation the accessibility requirements of the Americans with Disabilities Act (“ADA”). Landlord shall use good faith efforts to cause its GC to complete Landlord’s Work within the time frames contemplated by this Lease, including Exhibit D-2.

D1-1

E. Defined Terms. The terminology herein shall have the same meaning ascribed to such terminology within the Lease. In addition, the following terms shall have the following meanings:

“30-Day Notice” shall have the meaning ascribed to such term in Paragraph II.B.7 of this Exhibit D-1.

“ADA” shall have the meaning ascribed to such term in Paragraph I.D. of this Exhibit D-1.

“Approved Base Building Plans” shall mean the final construction drawings and specifications, dated October 12, 2011, prepared by Landlord’s Architect and the other Design Professionals, based on the Basis of Design and consistent with Exhibit D-3 attached hereto, which drawings and specifications are incorporated by reference into this Exhibit D-1 and the Lease.

“Approved TI Plans” shall mean the TI Plans prepared by the Design Professionals, after the same have been finally approved by the parties as provided below.

“Base Building” shall mean the core and shell components specifically set forth in the Approved Base Building Plans.

“Basis of Design” shall mean that certain Atwater Worldwide Headquarters Building Schematic Design Report (Basis of Design (BOD) Draft), dated October 12, 2011, Revision 1, prepared by Landlord’s Architect, containing pages 1 through 77 (inclusive of exhibits), which report is incorporated by reference into this Exhibit D-1 and the Lease.

“Bid Format” shall have the meaning ascribed to such term in Paragraph IV.F.(3) of this Exhibit D-1.

“Change Order Costs” shall mean the incremental, justifiable and documented additional costs associated with any change order to the Approved TI Plans requested by Tenant to the extent such costs, when added to the TI Costs, exceed the Tenant Improvement Allowance. Change Order Costs shall be included in the regular monthly billing of TI Costs provided to Tenant on a monthly basis in accordance with Paragraph IV.C. of this Exhibit D-1.

“Completion Notice” shall have the meaning ascribed to such term in Paragraph II.B.7 of this Exhibit D-1.

“Construction Commencement” shall mean the date upon which the construction of Landlord’s Base Building Work is deemed to have commenced, as evidenced by (i) the commencement of site development work at the Leased Premises in preparation for the installation of the foundations of the Building, (ii) Landlord’s receipt of a building permit for the foundation of the Building, and (iii) the mobilization of the GC at the Leased Premises for the commencement of the construction pursuant to the Shell Construction Contract.

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“Construction Contracts” shall mean all contracts entered into by Landlord for the construction of the Improvements, including without limitation the Shell Construction Contract and the TI Construction Contract.

“Construction Documents” shall mean the Approved Base Building Plans and the Approved TI Plans, as the same may be modified (i) by any approved change orders to the Approved TI Plans, and (ii) all applicable legal requirements asserted by governmental authorities in the process of obtaining the issuance of building permits or other approvals for Landlord’s Work. The Construction Documents shall comply with all governmental rules, codes and requirements, and shall designate, among other things, the locations of and specifications for all mechanical, electrical and plumbing equipment to be installed in all spaces, all partitions, doors, lighting fixtures, electric receptacles and switches, telephone outlets, and air conditioning and other improvements to be installed. Landlord is responsible for obtaining all approvals required under the Park Restrictions for the Construction Documents, and Landlord’s approval of the Construction Documents shall be deemed Landlord’s representation that the Construction Documents comply with the Park Restrictions.

“Critical Path” shall mean a schedule and sequencing of items to be completed as part of the orderly completion of Landlord’s Work in order to achieve Substantial Completion thereof by the date set forth on Exhibit D-2. With respect to Landlord’s Work, “Critical Path” shall generally mean and refer to those items of Landlord’s Work which must be completed in sequence and each on time in order for Landlord to deliver the Landlord’s Work Substantially Completed by the date set forth on Exhibit D-2, and specifically refers to items of work which, if delayed, will cause delay in the timing of completion of Landlord’s Work by the date set forth on Exhibit D-2. Any incomplete item(s) of Landlord’s Work which are not integral to the Substantial Completion of Landlord’s Work by the date therefore set forth on Exhibit D-2 shall not be considered “Critical Path” but Landlord agrees to use good faith efforts to adhere to the Target Schedule, subject to Force Majeure and Tenant Delays.

“Critical Path Item(s)” shall be those items of Landlord’s Work the timely completion of which are necessary in order for Landlord to achieve Substantial Completion of Landlord’s Work by the Target Date (as set forth in Exhibit D-2) and otherwise within the Target Schedule; and the parties agree that any item of Landlord’s Work which, if not completed on time would not affect the Substantial Completion of Landlord’s Work by the Target Date shall be deemed not to be a “Critical Path Item” as long as Landlord is using all reasonable and diligent efforts to complete such items in accordance with the Target Schedule.

“Delineation of Landlord’s Base Building and Landlord’s TI Work” shall mean the outline attached hereto as Exhibit D-3.

“Design Professionals” shall have the meaning ascribed to such term in Paragraph I.B. of this Exhibit D-1.

“Early Work” shall mean any Tenant Work which Tenant is permitted to undertake at the Leased Premises pursuant to this Exhibit D-1 prior to the Lease Commencement Date, and shall, with Landlord’s prior written consent, include any installations of modular furniture in the Leased Premises, and the installation of phone and data cabling in the Leased Premises.

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“Excess Costs” shall mean any one or more of the following (i) additional costs of construction which are incurred by Landlord due to Tenant Delays or Tenant’s default under the Lease or this Exhibit D, and (ii) Change Order Costs. For avoidance of doubt, except for payment of Excess Costs as defined herein, Tenant shall have no responsibility or liability for payment of costs overruns, if any, incurred by Landlord in the construction of Landlord’s Work.

“Final Bid Format” shall have the meaning ascribed to such term in Paragraph IV.F.(4) of this Exhibit D-1.

“Force Majeure” shall mean and refer to delays in the Critical Path caused by reason of strikes, lock-outs, inability to procure materials, delays in transportation, failure of power, unusual governmental delay, including but not limited to any unusual period of time required to obtain any building or similar permit which is not reflected in the Target Schedule, riots, insurrection, war, fire or other casualties, acts of God, extreme rain or other adverse weather conditions beyond normal conditions for the season, or any other reason not reasonably within the control of the party so delayed, hindered or prevented, from performing work or doing any act required under the terms of this Exhibit D-1 of this Lease. The period of the performance of any such act delayed due to Force Majeure will be extended for a period equal to the period of such delay. Notwithstanding the foregoing, lack of funds is not an excuse delaying, hindering or preventing a party from performing under this Exhibit D-1. Any party claiming the benefit of a delay due to Force Majeure shall have the obligations (A) to notify the other party within a reasonable time period after such delay commences, and (B) to use all reasonable and diligent efforts to minimize the duration of such delay and the effect of the delay upon the Critical Path.

“GC” shall have the meaning ascribed to such term in Paragraph I.C. of this Exhibit D-1.

“Improvements” shall mean the Building, all interior improvements thereto, and all exterior site improvements to be constructed by Landlord on the Property in accordance with the Approved Base Building Plans, Approved TI Plans, and, ultimately, the Construction Documents.

“Initial TI Plans” shall mean the plans and specifications attached hereto as Exhibit D-4 with respect to Landlord’s TI Work. Upon the determination of the Approved TI Plans pursuant to Paragraph II.B(2) below, the Initial Plans shall be superseded and replaced by such Approved TI Plans.

“Landlord’s Architect” shall have the meaning ascribed to such term in Paragraph I.B. of this Exhibit D-1.

“Landlord’s Base Building Work” shall mean the construction of the Base Building, all completed in substantial accordance with the Approved Base Building Plans.

“Landlord’s Engineer” shall have the meaning ascribed to such term in Paragraph I.B. of this Exhibit D-1.

“Landlord’s TI Work” shall mean the construction of interior and exterior leasehold improvements to the Building, including but not limited to, the installation or construction of (a) interior improvements for a data center consisting of approximately 5,000 square feet,

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(b) interior improvements for a cafeteria/dining hall consisting of approximately 10,000 square feet, (c) interior improvements for one or more conference rooms consisting of approximately 10,000 square feet in the aggregate, (d) open and private offices within the Building, (e) information technology and facilities and telecommunications conduits on the exterior of the Base Building (exclusive of exterior telephone conduit which is a part of the Landlord’s Base Building Work as reflected on the Approved Base Building Plans), and (f) generators, all of which shall be in substantial accordance with the Approved TI Plans.

“Landlord’s Work” shall mean, collectively, Landlord’s Base Building Work and Landlord’s TI Work.

“Parking Lot” shall mean the parking lot, which shall initially contain approximately nine hundred (900) parking spaces and which may, ultimately, contain one thousand two hundred (1,200) parking spaces, as described and depicted in the Parking Lot Plans.

“Parking Lot Plans” shall mean the parking lot plans attached as Exhibit J of the Lease.

“Penalty Date” shall mean that date which is one (1) day following the Target Date, as set forth on Exhibit D-2 attached hereto, which shall automatically be extended (i) one (1) day for each day of delay in Landlord’s construction caused by Force Majeure, as such term is defined in this Exhibit D-1, (ii) one (1) day for each day of delay in Landlord’s construction caused by a Tenant Delay, and (iii) one (1) day for each day after October 20, 2011, that the Lease is not executed by Landlord and Tenant.

“Per Diem Delay Penalty” is a per diem penalty charged for Landlord’s delay in Substantial Completion of Landlord’s Work past the Penalty Date. The Per Diem Penalty shall be applied as a credit against Basic Annual Rent, and shall be equal to two calendar days’ Basic Annual Rent for each day of delay in Substantial Completion of Landlord’s Work beyond the Penalty Date.

“Punch List Items” shall mean an itemized list prepared in accordance with Paragraph II.B.7(b) hereof.

“Reimbursement Agreement” shall have the meaning ascribed to such term in Paragraph I.A. of this Exhibit D-1.

“Request for Clarification” shall have the meaning ascribed to such term in Paragraph IV.F.(3) of this Exhibit D-1.

“Shell Construction Contract” shall mean the construction contract entered into by Landlord with the GC for construction of Landlord’s Base Building Work (including without limitation all exterior site improvements, such as telecommunication conduits serving Tenant’s information technology facilities as reflected on the Approved Base Building Plans).

“Site Plan” shall mean the site plan attached hereto as Exhibit A.

“Substantial Completion” shall mean, with regard to particular work, completion of the applicable work in accordance with the approved plans therefor (as modified by any approved

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change orders to the Approved TI Plans), other than minor modifications due to the unavailability of specified equipment or materials and exclusive of incomplete or defective items of the type normally included within a punch list. Substantial Completion of Landlord’s Work as a whole shall mean (1) the Building shell has been substantially completed; (2) all systems serving the Building have been substantially completed and/or are operational and the HVAC systems shall be balanced (and a balance report delivered to Tenant) subject to subsequent adjustment upon occupancy of the Building; (3) all of Landlord’s TI Work shall have been substantially completed except for customary punch list items that do not interfere with the use of the Building for Tenant’s regular business operations; (4) all exterior/site improvements, including but not limited to surface parking areas, and exterior utilities, have been substantially completed and/or are operational, other than final landscaping installations which must be deferred due to seasonal considerations and subject to punch list items; (5) the interior of the Building is in broom clean condition, and all construction debris has been removed from the Property; and (6) Landlord has obtained temporary certificates of occupancy for the Building, authorizing the occupancy thereof by Tenant for its intended use, and all other governmental inspections and other approvals in connection with the Landlord’s Work that are able to be obtained prior to Tenant’s installation of its trade fixtures, furniture and equipment. Notwithstanding the foregoing, in the event Tenant has advised or notified Landlord that Tenant does not intend to perform its obligations under the Lease or there is an Event of Default prior to the Lease Commencement Date, and Landlord elects to pursue damages against Tenant pursuant to the terms of the Lease as a result of receiving such notice from Tenant, then in no event shall Landlord be entitled to receive damages which exceed the sum of (i) one hundred percent (100%) of the costs incurred by Landlord to acquire the Property (as defined in the Lease), plus (ii) eighty-nine and 95/100ths percent (89.95%) of the then incurred costs of Landlord’s Work that are properly capitalizable as a cost of construction in accordance with generally accepted accounting principles. Notwithstanding Landlord’s receipt of such notice from Tenant or the occurrence of an Event of Default prior to the Lease Commencement Date, nothing contained in this Exhibit D or the Lease shall prevent, impair or otherwise constitute a waiver of Landlord’s rights to pursue and achieve Substantial Completion of Landlord’s Work (including Landlord’s TI Work in accordance with the Initial TI Plans or, if applicable following the determination of same pursuant to Paragraph II.B(2) below, the Approved TI Plans) and require the strict performance by Tenant of all obligations of Tenant arising under the Lease following such Substantial Completion, failing such strict performance by Tenant Landlord shall, following the expiration of applicable notice and cure periods, be entitled to obtain all remedies available to Landlord under the Lease.

“Substantially Complete” and similar phrases shall mean that the item of Landlord’s Work in question has attained Substantial Completion as defined above.

“Target Date” shall mean December 31, 2012, as such date may be extended pursuant to the terms and provisions of the Lease and/or this Exhibit D-1.

“Target Schedule” shall mean the general construction schedule for Landlord’s Work which is attached as Exhibit D-2, initialed by each of Landlord and Tenant, dated as of October 13, 2011, and made a part hereof.

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“Tenant Delay(s)” shall mean any delay (other than due to a Force Majeure event) in the performance of Landlord’s Work occasioned by (i) Tenant’s failure to review and respond to, provide submissions of, and reach agreement with Landlord on the TI Plans in accordance with the time periods set forth in Exhibits D-1 and D-2, (ii) errors or omissions contained in the TI Plans which prevent the issuance of a building permit or certificate of occupancy, (iii) changes to Landlord’s TI Work requested by Tenant, with the period of delay to be specified in the change order signed by Landlord and Tenant authorizing such change, or (iv) the performance of Tenant Work, provided that any acts of Tenant or its contractors in the performance of Tenant Work shall not constitute a Tenant Delay unless such acts continue for more than two (2) Business Days after receipt of written notice from Landlord that such acts are delaying the performance of Landlord’s Work. Any Tenant Delay must be claimed by Landlord in writing within ten (10) days after the beginning of Landlord’s knowledge of the circumstances that constitute the Tenant Delay. Failure to deliver the written notice within the time required shall constitute a waiver of the applicable Tenant Delay.

“Tenant Improvement Allowance” shall mean an amount equal to Forty-Five Dollars ($45.00) multiplied by the Rentable Area, as such term is defined in the Lease.

“Tenant’s Personnel” shall have the meaning ascribed to such term in Paragraph II.B.(8)(b) of this Exhibit D-1.

“Tenant’s Representative” shall be a single individual designated by Tenant in a written notice to Landlord (and who may be changed by Tenant at any time upon giving Landlord prior written notice thereof), who Tenant agrees shall be available to meet and consult with Landlord at the Building as Tenant’s Representative respecting the matters which are the subject of this Exhibit D and who, as between Landlord and Tenant, shall have the power to legally bind Tenant with respect to notices from Tenant making requests for and approving changes, giving approval of plans or work, or otherwise giving directions to Landlord under this Exhibit D. Tenant hereby designates Joe Burke as Tenant’s Representative (and Tenant may change such designation at any time by providing written notice to Landlord which designates a different Tenant’s Representative).

“Tenant Work” shall mean any construction work under separate permit to be obtained by Tenant, furniture installations and other installations (including telephone systems, upgraded security systems, computer LAN wiring or other similar installations), to the extent the same are reasonably approved by Landlord in writing and are not provided for under the Construction Documents and are intended by Tenant to be performed by Tenant or under Tenant’s supervision prior to Tenant’s occupancy.

“TI Construction Contract” shall mean the construction contract entered into by Landlord with the GC for construction of Landlord’s TI Work or a change order under Landlord’s existing construction contract with the GC which specifically addresses Landlord’s TI Work.

“TI Costs” shall have the meaning set forth in Paragraph IV.B. of this Exhibit D-1

“TI Plans” shall mean, collectively, architectural plans, construction drawings and structural, mechanical, electrical and plumbing (MEP) drawings and specifications for Landlord’s TI Work, in form sufficient for the permitting and construction of Landlord’s TI Work.

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II.	LANDLORD’S WORK

A. Landlord’s Base Building Work/Design and General Performance Covenant.

(1) Landlord’s Base Building Work - Generally. Upon agreement on the Approved Base Building Plans, entry into the Shell Construction Contract, and Landlord’s receipt of a building permit allowing such construction, Landlord shall cause to be constructed Landlord’s Base Building Work, all in accordance with the provisions of this Exhibit D. Such construction shall be completed in substantial accordance with the Approved Base Building Plans.

(2) Approved Base Building Plans. Pursuant to the terms of the Reimbursement Agreement, Landlord has previously caused Landlord’s Architect and other Design Professionals to commence and complete the Approved Base Building Plans, which plans have been approved by Landlord and Tenant prior to the date hereof. Landlord shall not be obligated to make any revisions to the Approved Base Building Plans.

(3) Performance of Landlord’s Base Building Work. Following the date hereof, Landlord agrees to apply for and diligently pursue the issuance of one (1) or more building permits for the performance of Landlord’s Base Building Work. Tenant acknowledges that Landlord may initially apply for a site development plan approval and thereafter one (1) or more building permits which encompass all or a portion of Landlord’s Base Building Work, or which encompasses all of Landlord’s Work. Promptly after the latest to occur of (i) the issuance of such building permits, and (ii) Landlord’s entry into the Shell Construction Contract, Landlord will promptly cause Landlord’s Base Building Work to be commenced, completed, installed or performed, as the case may be, in accordance with the Approved Base Building Plans, subject only to variations as described below, and any modifications required by applicable governmental authorities in review of the Approved Base Building Plans as part of the process of obtaining a building permit. During construction of the Building, Landlord shall have the right to make substitutions of material(s) of equivalent grade and quality, and to make changes necessitated by unforeseeable conditions met in the course of construction, provided Landlord shall seek Tenant’s approval of any material change to the Approved Base Building Plans which is not in conformity with the Basis of Design, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant fails to respond to a request to approve a material change requiring Tenant’s approval within five (5) days following the date such request was received by Tenant, then Landlord’s request shall be deemed to be approved. If Tenant reasonably disapproves of any material change requiring Tenant’s approval, Tenant will provide Landlord a written statement setting forth with reasonable specificity its reason for such disapproval and Landlord shall resubmit its request with respect to such material change addressing Tenant’s disapproval. If Tenant fails to respond in the times set forth above, such failure shall be deemed to constitute Tenant’s approval of such change. This process shall continue until such change is approved or deemed to be approved.

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B. Landlord’s TI Work/Design, Change Orders and General Performance Covenants.

(1) Preparation of TI Plans. As set forth above, Landlord is undertaking Landlord’s TI Work as an accommodation to Tenant and shall have no liability or responsibility for the design thereof, the sufficiency for Tenant’s intended purpose, or any cost thereof in excess of the Tenant Improvement Allowance.

(2) Approval of and Revisions to Plans and Specifications. Promptly following the date hereof, Tenant shall provide the Design Professionals with any and all information which is required to enable the Design Professionals to prepare and finalize the TI Plans by the applicable dates set forth in Exhibit D-2 attached hereto. Within five (5) business days after a copy of the TI Plans has been provided to Landlord, Landlord shall return such TI Plans to Tenant with its objections, suggested modifications and/or approval. Unless Tenant has a reasonable objection to Landlord’s objections or suggested modifications, said TI Plans shall thereafter be revised by the Design Professionals to reflect the applicable changes within ten (10) days following Tenant’s receipt of Landlord’s objections or suggested modifications, and the same shall be resubmitted to Landlord for approval. If, upon receipt of Landlord’s objections or suggested modifications, Tenant wishes to take reasonable exception thereto, Tenant may do so within five (5) business days after the date upon which Tenant first received such objections or suggested modifications. In such event, said TI Plans shall thereafter be revised by the Design Professionals within such ten (10) day period to address Landlord’s proposed modifications to which Tenant did not reasonably object, and Landlord shall grant its approval or disapproval thereto, and/or state any further objections or proposed modifications, within five (5) business days after receipt of the modified plans. After the first submission and resubmission, Landlord and Tenant agree to restrict further objections or disputes to matters which have not previously been agreed upon or accepted by the other party, and to deliver revised submissions or objections within a five (5) business day period after receipt of such objections or proposed modifications, as the case may be. The parties shall, in all events, attempt to reach agreement as soon as possible, and in all events by the date therefor set forth in Exhibit D-2 attached hereto. The process of submissions and resubmissions shall continue thereafter with the parties negotiating diligently and in good faith, until final agreement is reached. Each party agrees that its failure to respond to a submission or resubmission within the above-referenced time frames shall constitute such party’s acceptance of the submission or resubmission in question. The final TI Plans shall constitute the Approved TI Plans hereunder.

(3) Landlord’s TI Work. Following final approval of the Approved TI Plans, Landlord agrees promptly to apply for a building permit for the performance of Landlord’s TI Work. Tenant acknowledges that Landlord may apply for a building permit which encompasses only Landlord’s TI Work, or which encompasses all or certain portions of Landlord’s Work. Promptly after the latest to occur of (i) the issuance of such building permit, (ii) Landlord’s entry into the TI Construction Contract, and (iii) the completion of such portion of Landlord’s Base Building Work as is necessary in order to commence Landlord’s TI Work in compliance with prudent construction practices and the Critical Path, Landlord will promptly cause Landlord’s TI Work to be commenced, completed, installed or performed, as the case may be, in accordance with the Approved TI Plans, subject only to variations necessitated by the unavailability of specified materials and equipment (due to no fault of Landlord) and any modifications required by applicable governmental authorities in review of the Approved TI Plans as part of the process

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of obtaining a building permit. Landlord shall not make any material changes to the Approved TI Plans without first consulting with Tenant and obtaining Tenant’s consent thereto, which shall not be unreasonably withheld, conditioned or delayed.

(4) Change Orders. Tenant shall be allowed to make change orders only to the Approved TI Plans provided that (i) any such proposed change order shall be submitted to Landlord for Landlord’s consent, and Landlord shall have five (5) business days after receipt of all documentation necessary for Landlord to properly review such change order within which to review and either approve or disapprove same within the same standard of reasonableness and other standards of review as would be applicable to any alteration of the Leased Premises proposed by Tenant after the Lease Commencement Date pursuant to the Lease (and provided further that, in the event Landlord does not approve all items set forth in said proposed change order, Landlord will notify Tenant of the basis for its disapproval, which must be in accordance with the reasonableness and other standards set forth in the Lease (as aforesaid), and Landlord and Tenant will work together expeditiously and in a commercially reasonable manner to reach agreement on any such proposed change order); (ii) the cost and credits, if any, associated with such change shall be documented in a written change order signed by Landlord and Tenant, and any Change Order Costs resulting from such change shall be paid by Tenant to Landlord in accordance with Paragraph IV below (and any net savings resulting from such change shall be applied as a credit to TI Costs); and (iii) any delay occasioned by any such change order (which shall be specified in the change order) shall be deemed a Tenant Delay within the meaning of this Exhibit D-1.

(5) Tenant’s Inspection Right. Subject to the insurance requirements and the reasonable rules and regulations of the GC, Tenant’s Representative shall have the right during normal working hours, and accompanied by a representative of either Landlord or the GC, to have access to the Leased Premises for purposes of observation and inspection during the performance of Landlord’s Work, provided that Tenant or Tenant’s Representative shall have the obligation to provide prior notice of any such entry to the GC and to Landlord’s Project Manager. Access for such purposes shall not be deemed to constitute possession or occupancy, however, such entry and/or occupancy shall be subject to all of the terms and conditions of the Lease, except for the payment of Rent and additional rent (including Operating Expenses and Taxes (as such terms are defined in the Lease)).

(6) Interim Correction of Defects. Landlord shall promptly undertake and diligently prosecute (or cause the GC to undertake and prosecute) the correction of any defects in Landlord’s Work of which Landlord is notified in writing and which have been verified by Landlord as a result of any of the aforesaid inspections by Tenant.

(7) Substantial Completion; Delivery of Possession; Punch List.

(a) Landlord shall deliver to Tenant a written notice (the “30-Day Notice”) approximately thirty (30) days prior to the date upon which Landlord in good faith estimates that Landlord’s Base Building Work will be Substantially Complete (which estimate shall be subject to Force Majeure and Tenant Delays) and again approximately thirty (30) days prior to the date upon which Landlord in good faith estimates that Landlord’s TI Work will be Substantially Complete (which estimate shall be subject to Force Majeure and Tenant Delays).

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(b) When the applicable portion of Landlord’s Work is Substantially Complete, Landlord shall cause Landlord’s Architect to deliver to Tenant a written notice (the “Completion Notice”) certifying in good faith that the applicable portion of Landlord’s Work is Substantially Complete. As soon after Landlord delivers the Completion Notice as is reasonably practicable (and in all events within five (5) days thereafter), Tenant and a representative of Landlord shall schedule and participate in a joint inspection of the Leased Premises (with respect to the Landlord’s Base Building Work) and, as applicable, the Building (with respect to the Landlord’s TI Work). A joint inspection report summarizing Landlord and Tenant’s observations shall be prepared by Landlord and sent to Tenant within five (5) days of the inspection; Tenant shall have five (5) days to review and approve or object in whole or part to the Landlord’s joint inspection report. Landlord and Tenant shall negotiate in good faith to promptly resolve the items to which Tenant has objected. In no case, shall Tenant be deemed to have approved of any matters which are later found to contain latent defects. If Tenant does not respond within five (5) days of Tenant receipt of the written joint inspection report, then Tenant shall be deemed to have accepted the Leased Premises, including the Building (in its condition as of the date of the Completion Notice but without waiving Landlord’s obligation to correct Punch List Items pursuant to this Paragraph II.B.(7)) on the date of the Completion Notice, other than latent defects (as set forth in Paragraph II.B.(7)(d) below) and final air balancing upon Tenant’s occupancy of the Building. The scheduling and performance of such inspection shall not affect the date of Substantial Completion of the applicable part of Landlord’s Work except to the extent such inspection demonstrates that Landlord has failed to achieve Substantial Completion of the applicable part of Landlord’s Work as of the date of the Completion Notice.

(c) The joint inspection report shall include a schedule of minor deviations or variations from the Construction Documents and requiring completion or repair of a nature commonly found on a “punch list”. Tenant shall have the right to add items to the punch list for up to thirty (30) days following Substantial Completion. In the event of a dispute, Landlord (or Landlord’s Architect) and Tenant shall negotiate in good faith, using their reasonable discretion, to determine which items constitute Punch List Items. The existence of such Punch List Items shall not postpone the Lease Commencement Date of this Lease nor the obligation of Tenant to pay Rent or any other charges due under this Lease.

(d) Landlord covenants and agrees to complete all items on the punch list as soon as reasonably possible thereafter. Landlord covenants and agrees to repair or replace any latent defects in its work or in the Building systems and structures as soon as reasonably practicable after Tenant provides notice thereof to Landlord; provided, however, that unless otherwise required of Landlord pursuant to the provisions of this Lease, Landlord shall have no obligation to repair nor liability for defects in any such work for the initial buildout which are detected more than one (1) year after the date of Substantial Completion of Landlord’s Work; or in the case of any such defect previously repaired, first detected more than one (1) year from the date of the last repair of such defect. The foregoing shall not affect, however, any of the general repair covenants set forth in the Lease.

(8) Early Work and Furniture Installation.

(a) Landlord acknowledges that Tenant wishes to commence operations from the Leased Premises as soon as possible after Landlord’s Work is Substantially Complete, and

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that there may be some aspects of Tenant Work that may need to be completed before Tenant can commence operations at the Leased Premises. Therefore, Landlord and Tenant acknowledge and agree that Tenant shall be given access to the Leased Premises prior to the Substantial Completion of Landlord’s Work, as and to the extent set forth below, so that Tenant may perform certain items of Tenant Work, and thereby expedite Tenant’s use and occupancy of the Leased Premises. Any such items of Tenant Work shall be agreed upon in writing by Landlord and Tenant in their reasonable discretion prior to the commencement of any such work, and shall be referred to herein as the Early Work. Landlord and Tenant agree that the performance of any Early Work shall be in accordance with this Paragraph II.B(8) and Paragraph V herein. In no event will any delay in the completion of Tenant Work (including without limitation any Early Work) result in an extension or delay of the Lease Commencement Date.

(b) Any entry onto the Leased Premises prior to Substantial Completion of Landlord’s Work and/or the Lease Commencement Date, including without limitation any early entry for the purposes of performing any Early Work, shall not be deemed to constitute possession or occupancy, but shall be subject to all of the terms and conditions of the Lease except for the obligation to pay Rent, Operating Expenses, Taxes and any other occupancy charges under the Lease (which will not be applicable until the Lease Commencement Date, as provided in the Lease). Tenant shall request permission to enter the Leased Premises in writing, specifying the requested date, time of entry, and which Early Work Tenant intends to perform, at least ten (10) days prior to any such entry, and Landlord shall cause the GC to respond promptly to such request and to use reasonable efforts to accommodate the request, in accordance with the scheduling restrictions and requirements set forth below. In addition, any entry by the Tenant, its agents, employees or contractors (any and all of which to be referred to hereinafter as “Tenant’s Personnel”): (i) shall be subject to the insurance requirements set forth in Paragraph V.D of this Exhibit D-1; (ii) shall comply with any reasonable scheduling requirements of the GC; and (iii) shall be performed in a manner reasonably designed to avoid delay in the Substantial Completion of Landlord’s Work. Tenant shall bear the full risk of loss for any materials, equipment or other property which Tenant’s Personnel bring onto the Leased Premises in connection with any Early Work, which shall be at Tenant’s sole risk.

(c) Notwithstanding the foregoing to the contrary, Tenant acknowledges that Tenant’s Personnel shall not be permitted to enter the Leased Premises prior to the Substantial Completion of Landlord’s Work to perform any Early Work unless and until Tenant receives permission from Landlord and the GC for such entry, subject to the terms of Paragraph II.B(8)(d) and Paragraph V below. Landlord shall ensure that the GC’s schedule for performance of Landlord’s Work shall include a reasonable block of time which is allocated to Early Work.

(d) Landlord agrees to cause the GC to cooperate in good faith with Tenant to accommodate Tenant’s requested entry dates, subject to the terms of this Paragraph II.B.(8)(d), provided that if the GC determines that it is not feasible for Early Work to be performed on a particular floor or floors of the Building, or determines that allowing such entry would delay the Substantial Completion of Landlord’s Work, then Tenant’s Personnel shall not have the right to enter such floor(s) until authorized to do so by the GC. Subject to the foregoing sentence, Landlord and the GC shall make all reasonable efforts to enable the Tenant to have access to all floors of the Building as they become available (i.e., as the commencement of Early Work becomes feasible).

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(e) Tenant (or its contractors performing such work) shall be responsible for any damage to Landlord’s Work caused by Tenant, or its agents, employees and contractors, in the course of performing any Early Work, and Tenant agrees to indemnify, defend and hold Landlord harmless from any loss, cost, liability or damages incurred by Landlord as a result of Tenant’s Early Work.

III.	TIMING OF CONSTRUCTION

A. Target Date. Subject to Force Majeure and Tenant Delays, Landlord agrees to cause Landlord’s Work to be substantially completed on or before the Target Date. Landlord shall give prompt written notice to Tenant of any delays in the completion of a Critical Path Item beyond the estimated completion date therefor set forth in Exhibit D-2 (as extended due to Force Majeure and Tenant Delays), together with an estimate of the duration of such delay. If such a delay occurs (or is anticipated by Landlord to occur) due to Force Majeure or Tenant Delays, Landlord will, upon Tenant’s written request, investigate with the GC to determine if it is possible to accelerate the completion of Landlord’s Work (through overtime and the like) in order to reduce or eliminate any anticipated delay, and, if so, Landlord and the GC will identify the cost which will be associated with accelerating the completion of Landlord’s Work to the extent delayed thereby (or the portion thereof which is affected by such delay). If such acceleration is possible, Landlord will, in consultation with and with the approval of Tenant, reasonably approve change orders allowing for such acceleration provided that the cost of such acceleration shall constitute Excess Costs which shall be paid in accordance with Paragraph IV below.

B. Effect of Delay.

(1) Notwithstanding any provision contained in the Lease or this Exhibit to the contrary, in the event that Construction Commencement has not occurred on or prior to January 15, 2012, Tenant shall have the right, as its sole and exclusive remedy, to terminate the Lease by delivering written notice thereof to Landlord at any time prior to the occurrence of Construction Commencement, in which event the Lease shall terminate and neither Landlord nor Tenant shall have any further obligations thereunder.

(2) If and to the extent there is a delay in Substantial Completion beyond the Target Date, then the following shall apply, as the case may be:

(a) If and to the extent such non-completion occurs as a result of any event of Force Majeure, the Lease Commencement Date of this Lease shall be the date upon which Substantial Completion of Landlord’s Work occurs.

(b) If and to the extent such non-completion occurs for any reason other than as a result of Force Majeure or any Tenant Delays, then (1) the Lease Commencement Date of this Lease shall be the date of Substantial Completion of Landlord’s Work, and (2) if Substantial Completion is delayed past the Penalty Date, Tenant shall also be entitled to receive a credit against Basic Annual Rent (commencing on the Lease Commencement Date, as adjusted pursuant to this subparagraph) in an amount equal to the Per Diem Delay Penalty

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as calculated herein multiplied by the number of days elapsing between the Penalty Date and the date Substantial Completion of Landlord’s Work is achieved by Landlord.

(c) If and to the extent Substantial Completion of Landlord’s Work is delayed as a result of any Tenant Delay(s), then (1) the Lease Commencement Date of this Lease shall be the date of Substantial Completion of Landlord’s Work, (2) Tenant shall pay Landlord liquidated damages in an amount equal to the number of days by which Substantial Completion was delayed due to Tenant Delay multiplied by the per diem amount of Basic Annual Rent, and (3) Landlord shall not be liable to Tenant for any abatement, damages or other rights and remedies as a result thereof.

(d) The provisions of clauses (a), (b) and (c) shall be construed in conjunction with each other in those cases where delay in completion of items of Landlord’s Work which materially affect the Critical Path are caused in part by Force Majeure, in part by Tenant Delays and/or in part by Landlord’s non-performance.

The foregoing shall constitute the sole and exclusive remedies of Landlord and Tenant if Substantial Completion of Landlord’s Work is delayed beyond the Target Date.

C. Tenant Delay(s). Tenant acknowledges that Tenant Delay(s) may cause delay in Landlord’s ability to complete Critical Path Items which are part of Landlord’s Work within the time frames contemplated by this Lease. Accordingly, (i) Landlord’s completion obligations with respect to Landlord’s Work (and, if applicable, Construction Commencement and the Penalty Date) shall be extended one (1) day for each day of delay in the Critical Path caused by Tenant Delays; and (ii) Landlord shall not be liable to Tenant for any Rent abatement (including, but not limited to the Per Diem Delay Penalty), damages or other rights and remedies with respect to the period of delay due to Tenant Delays.

D. Early Substantial Completion. If Landlord shall achieve Substantial Completion of Landlord’s Work prior to the estimated date therefore as set forth on Exhibit D-2 (as extended due to Force Majeure and Tenant Delays), the Lease Commencement Date shall be the date of Substantial Completion, irrespective of whether Tenant commences to occupy the Leased Premises on such earlier date, or is unable to do so; provided that in no event shall the Lease Commencement Date be less than thirty (30) days after the date of Landlord’s 30-Day Notice.

E. Timing. Landlord and Tenant acknowledge that the dates set forth in this Exhibit D as the date for Construction Commencement, the date by which Landlord will achieve Substantial Completion of Landlord’s Work, and the Penalty Date, and all other dates derived therefrom, are predicated on the assumption that this Lease will be fully and finally executed and delivered by Tenant on or before October 20, 2011. Accordingly, and notwithstanding any provision of this Exhibit D to the contrary, in the event the Lease is not fully and finally executed and delivered by Tenant on or before October 20, 2011, then (in addition to all other extensions which may be contemplated herein due to Tenant Delays and/or Force Majeure, if any) each such date referenced herein which pertains to Landlord’s obligations to complete Landlord’s Work shall be deemed to have been extended one (1) day for each day elapsing between October 20, 2011 and the date upon which the Lease is fully and finally executed and delivered by Tenant.

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F. Late Delivery of the Leased Premises. Except for Tenant’s right to terminate the Lease pursuant to Paragraph III.B.(1) above, if Landlord delivers possession of the Leased Premises subsequent to the Penalty Date, as such date may be extended pursuant to this Exhibit D-1, then this Lease will remain fully effective and Tenant may not cancel or rescind this Lease, but rather Landlord shall be liable to Tenant, as Tenant’s sole and exclusive remedy, for the amount of the Per Diem Delay Penalty.

IV.	COST TO COMPLETE

A. Base Building Work. Except as otherwise set forth herein, Landlord shall be responsible for and shall pay when due all costs associated with the preparation of the Approved Base Building Plans, and the performance of Landlord’s Base Building Work in accordance with this Exhibit D.

B. TI Costs. All costs associated with Approved TI Plans and the performance of Landlord’s TI Work including but not limited to all costs paid to the GC and the separate contractors pursuant to the Final Bid Format (as defined below), all architectural, engineering and professional fees and costs payable to any architects and engineers in connection with the preparation of the TI Plans and Approved TI Plans and all construction administration costs incurred thereunder, all permit and inspection fees in connection with Landlord’s TI Work, and a construction management fee to Landlord in an amount equal to the sum of $500,000 (which shall be payable in 15 equal monthly installments of $33,333.33 commencing November 1, 2011 and ending January 1, 2013), are collectively referred to herein as the “TI Costs.” Landlord shall be responsible for and pay when due the TI Costs, subject to the application of the Tenant Improvement Allowance and the payment by Tenant of (i) any TI Costs that exceed the Tenant Improvement Allowance and (ii) any Change Order Costs. Following approval of the Final Bid Format and Landlord’s execution of a contract with the GC for the construction of Landlord’s TI Work pursuant to Paragraph IV.F (4) below, Landlord shall provide Tenant a written estimate of the total TI Costs (the “Estimated TI Costs”). If such Estimated TI Costs exceed the Tenant Improvement Allowance (such excess being the “TI Costs Overage”), then Tenant shall pay to Landlord one-half (1/2) of such TI Costs Overage within ten (10) days following Tenant’s receipt of such estimate. Within ten (10) days following Tenant’s receipt of written notice from Landlord that Landlord’s Architect has determined that twenty-five percent (25%) of Landlord’s TI Work has been completed, Tenant shall pay to Landlord the remaining one-half (1/2) of the TI Costs Overage. Landlord shall be entitled to apply the TI Costs Overage received from Tenant to the TI Costs as Landlord’s TI Work progresses. The TI Costs Overage shall be non-refundable to Tenant unless the actual TI Costs are less than the Estimated TI Costs, in which event Landlord shall refund the amount by which the actual TI Costs are less than the Estimated TI Costs that were used to calculate the TI Costs Overage within thirty (30) days following Substantial Completion of Landlord’s Work.

C. Payment of TI Costs. If the actual TI Costs are less than the Tenant Improvement Allowance, Tenant shall have the right to apply the remaining Tenant Improvement Allowance in payment of the costs of Tenant Work. To the extent of (i) any TI Costs in excess of the Tenant

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Improvement Allowance, and/or (ii) any Change Order Costs, the same shall be paid as follows: on a monthly basis, Landlord shall provide Tenant (or Tenant’s Representative) with copies of requisition forms provided by Landlord and certified by the GC, setting forth the amount of TI Costs (including any Change Order Costs) with respect to the period applicable to such requisition. Tenant shall promptly notify Landlord in the event Tenant determines that any such information delivered by Landlord is inaccurate or incomplete in any respect. Landlord shall be entitled to apply the TI Costs Overage received by Landlord in full satisfaction of such requisition. Following the application of the Tenant Improvement Allowance and the depletion of the TI Costs Overage received by Landlord, Tenant shall be responsible for the payment of 100% of the TI Costs and Change Order Costs, which amounts shall be paid by Tenant within thirty (30) days following Tenant’s receipt of a monthly requisition described in this Paragraph IV.C.

D. Payment of Other Excess Costs. All Excess Costs, other than Change Order Costs, shall be paid by Tenant within thirty (30) days following Tenant’s receipt of an invoice therefor. Any such invoice of Excess Costs shall be delivered to Tenant concurrently with a monthly requisition of TI Costs described in Paragraph IV.C. above.

E. Audit. Tenant shall have the right, within ninety (90) days after Substantial Completion, to audit Landlord’s books and records with respect to the TI Costs, Change Order Costs and Excess Costs. If as a result of such audit it is determined that Tenant paid an incorrect amount for any such costs, the parties shall make appropriate adjustments within thirty (30) days after completion of the audit.

F. TI Bidding.

(1) Any reference in this Paragraph IV.F(1) to Tenant shall be deemed to refer to Tenant acting through Tenant’s Representative after the completion of Approved TI Plans. After agreement upon the relevant portions of the Approved TI Plans, Landlord shall prepare a bidding package for Landlord’s TI Work based upon the Approved TI Plans, to be provided to the GC.

(2) Landlord shall promptly issue the aforesaid bidding package to the GC. The bid solicitation will request that the GC make best efforts to obtain bids from a minimum of three (3) subcontractors selected by the GC to have demonstrated ability to perform the work in accordance with the Approved TI Plans for each type of work required. Landlord will provide Tenant with the ability to approve or reject any subcontractor performing Landlord’s TI Work. Landlord agrees to cause the GC to identify “long lead” items or materials which will delay Substantial Completion of Landlord’s Work, and shall notify Tenant of the same promptly after such identification can be made. Landlord and Tenant shall cooperate in good faith to avoid such “long lead” items or materials.

(3) All subcontractors shall submit their bids directly to the GC, who will review and analyze all bids submitted, and Landlord shall format all bids relating to the performance of Landlord’s TI Work for review by Tenant; and either Landlord or the GC will prepare a bid format which includes a summary of all bids and the selected subcontractors (the “Bid Format”), which shall be delivered to Tenant and Tenant’s Representative within five (5)

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business days after receipt of the Bid Format. Upon receiving the Bid Format, Tenant shall have ten (10) days to review the Bid Format and request any clarifications thereof from Landlord (a “Request for Clarification”). The Bid Format shall be deemed approved unless Tenant makes a Request for Clarification within such ten (10) day period. If Tenant timely makes a Request for Clarification, Landlord shall promptly commence diligent efforts to cause the information requested to be furnished, if possible.

(4) Within three (3) days after Tenant’s receipt of the clarification requested, Landlord shall deliver the final Bid Format for the Landlord’s TI Work (“Final Bid Format”), which shall be deemed approved by Tenant. Promptly following the approval of the Final Bid Format, Landlord shall enter into a TI Construction Contract pursuant to which the GC shall be paid a fixed price or guaranteed maximum price for the construction of Landlord’s TI Work in the amount of the final bids of the accepted subcontractors plus GC’s general conditions and 1.8% for the GC’s profit.

(5) Landlord and Tenant shall endeavor to meet with each other and with the GC and Design Professionals at least twice monthly to review design and construction issues for Landlord’s TI Work at all times prior to the Lease Commencement Date.

V.	TENANT WORK

A. Generally.

(1) In the event Tenant wishes to perform any Tenant Work in the Leased Premises prior to the Substantial Completion of Landlord’s Work, the provisions of this Paragraph V shall apply. Any such Tenant Work, which shall involve only the installation of Tenant’s furniture, moveable trade fixtures, equipment and voice and data cabling, shall be performed by a contractor reasonably approved by Landlord in accordance with plans and specifications approved by Landlord, which approvals shall not be unreasonably withheld. The procedure for submission of any plans and specifications for Tenant Work shall be substantially identical to the procedure for obtaining Landlord’s approval of the TI Plans. Tenant agrees that Landlord will have the right to inspect, at the sole cost and expense of Landlord, the performance of Tenant Work by Tenant’s contractor(s) and subcontractor(s), through a construction manager appointed by Landlord, and Tenant agrees to cooperate with Landlord to facilitate such inspection, including without limitation: (A) notifying Landlord and such construction manager prior to any and all government inspections of Tenant Work so that Landlord’s construction manager can be present therefor; (B) permitting Landlord’s construction manager free and clear access to the Leased Premises during the construction period, as necessary to perform such inspections, and (C) complying (or causing its contractor to comply) with the reasonable directions of such construction manager in connection with Tenant Work, as long as such directions are not inconsistent with the Approved Plans. Landlord shall use reasonable efforts not to interfere unreasonably with the performance of any Tenant Work during the course of any inspections by Landlord or Landlord’s construction manager pursuant to this Paragraph.

(2) In the performance of any Tenant Work in accordance with this Lease, Tenant shall cause its contractor(s) to use reasonable and diligent efforts not to interfere with ongoing operations at the Leased Premises (including the Building), including, but not limited to Landlord’s Work.

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(3) Tenant’s contractor(s) shall keep all construction areas reasonably clean and free of trash and debris, and Tenant shall police the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building and Leased Premises clean. Tenant’s construction contract shall indemnify Tenant and Landlord from damages, losses and expenses associated with the wrongful acts and omissions of Tenant’s contractor, its agents, employees and subcontractors, and shall otherwise be consistent with the terms hereof.

(4) In connection with any Tenant Work, Tenant shall provide to Landlord copies of all applications for permits, copies of all governmental inspection reports and/or certificates, and any and all notices or violations communicated to Tenant or its contractors by applicable governmental authorities, promptly upon receipt and/or submission thereof, as the case may be. Tenant agrees to comply (or to cause its contractors to comply) with all applicable federal, state and local laws, regulations and ordinances in the performance of any Tenant Work, and to promptly rectify any violations of such laws caused by the acts or omission of Tenant, its employees, agents and/or contractors, and Tenant shall be responsible for any non-compliance by Tenant or its agents, employees and contractors.

(5) Without limiting the generality or applicability of the foregoing provisions, or of any other applicable provision of this Exhibit D or the Lease, Tenant agrees that the following provisions shall apply to the performance of any Tenant Work:

(a) In performing portions of any Tenant Work which involve construction work upon the exterior of the Building, Tenant agrees that it shall, at Tenant’s sole expense, restore all areas of the Building’s exterior, including without limitation all adjacent planting areas, sidewalks and parking areas, affected by the execution of such Tenant Work, to their original condition upon the completion of such portions of such Tenant Work.

(b) Tenant shall protect and restore all work areas of the Leased Premises (including without limitation any portions of the Building) utilized or affected in performing any Tenant Work, including, but not limited to, Building roofs, floor penetrations and chase wall penetrations. Tenant shall use only roofing contractors who are permitted to perform such work upon the roof without nullifying any then applicable roof warranty for penetrations and reflashing of affected roof areas (if any), which roofing contractors shall be subject to Landlord’s reasonable approval and which roofing contractors shall warrant to Landlord’s reasonable satisfaction the integrity of any such roof or exterior penetrations and that the same are free from leakage and are otherwise properly waterproof. Tenant shall further ensure that all floor penetrations are properly fire-stopped, in accordance with applicable building and fire codes and prudent construction practices. Landlord’s construction manager and/or representatives shall be advised at the time Tenant commences any portion of any Tenant Work involving the exterior of the Building, the Building roof and all

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floor to floor penetrations, and all such work shall be subject to the inspection and approval of Landlord (and in the case of work involving the exterior of the Building, shall be supervised by Landlord’s construction manager and/or other representatives). In regard to the foregoing right of inspection and approval, Tenant and its contractor shall permit such construction manager and/or representatives free access to all affected areas of the Leased Premises and Building necessary for Landlord to conduct such inspections and/or supervision.

(c) Tenant shall cause its contractor performing any Tenant Work to provide copies of warranties for such Tenant Work and the materials and equipment which are incorporated into the Building and/or the Leased Premises in connection therewith, as well as provide to Landlord all operating and maintenance manuals for all equipment and materials incorporated into the Building and/or Leased Premises as part of any Tenant Work. Tenant shall either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties. Without limitation, all aspects of any Tenant Work shall be warranted to be free from defects in design and workmanship for a period of not less than one (1) year from Substantial Completion of construction.

(6) Except as provided herein, Tenant shall obtain all necessary permits in connection with any Tenant Work, including all final inspection approvals which are required for the proper completion of such Tenant Work.

B. First-Class Lien-Free Completion. Landlord and Tenant shall each use only first-class materials substantially in accordance with the Approved Base Building Plans and Approved TI Plans in connection with any work performed by them. All Tenant Work and all of Landlord’s Work shall be paid for in full and in a timely fashion by Tenant and Landlord, respectively, and shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with all applicable codes and requirements. Tenant’s indemnity and covenants as set forth in the Lease shall apply to any liens created by virtue of any Tenant Work. Tenant’s architect shall be responsible for ensuring that all Tenant Work complies with the ADA and all other applicable federal, state and local laws, ordinances, codes and regulations.

C. Bonding. All contractors and subcontractors performing Tenant Work shall be subject to Landlord’s reasonable approval, and shall be bondable and licensed to do business in the Commonwealth of Pennsylvania.

D. Insurance Requirements Applicable to Tenant During Tenant Work.

(1) Tenant shall secure, pay for, and maintain, or cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of any Tenant construction work at the Leased Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities. Tenant Work (if any) may not commence until all required insurance has been obtained, and, if Landlord requests, until Tenant’s certificates of such insurance have been delivered to Landlord. Tenant’s insurance

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policies shall name the Landlord, Landlord’s members, Landlord’s development manager and property manager and Landlord’s mortgagee(s) as additional insureds. Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work at the Leased Premises immediately if any of the coverage Tenant is required to carry herein lapses during the course of the work, in which event such Tenant Work may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to Landlord

(2) In the event Tenant employs a contractor or subcontractor, or in the event a contractor employs a subcontractor, to perform all or part of Tenant Work, including any Early Work, Tenant shall purchase, or cause its contractor to carry, General Contractor’s and Subcontractor’s Required Minimum Coverages and Limits of Liability as follows:

(i) Worker’s Compensation and Employer’s Liability Insurance, as required by state law, and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

(ii) Commercial General Liability Insurance (including Contractor’s Protective Liability Coverage) in an amount not less than $2,000,000 per occurrence for bodily injury and property damage.

(iii) Commercial Automotive Liability Insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, non- owned or leased including employer’s non-ownership and hired car liability endorsements, in an amount not less than $2,000,000 combined single limit with respect to bodily injury, including death resulting therefrom, and property damage liability.

(3) Such insurance policies set forth in (i) - (iii), above, shall insure Tenant’s general contractor and all subcontractors against any and all claims for bodily injury and property damage arising from its operations under its contract in connection with construction of the Building, whether performed by Tenant’s general contractor, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them. Tenant shall (and cause its contractor to) give Landlord at least 30 days’ advance written notice of any change, cancellation, termination or lapse of such insurance.

(4) The insurance required under this Exhibit D shall be in addition to any and all insurance required to be procured by Tenant pursuant to the terms of the Lease.

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EXHIBIT D-2

DESIGN AND CONSTRUCTION MILESTONES

[see attached]

D2-1

EXHIBIT D-3

DELINEATION OF BASE BUILDING AND LANDLORD’S TI WORK

[see attached]

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EXHIBIT E

LEASE COMMENCEMENT AGREEMENT

THIS DECLARATION is attached to and made a part of that certain Lease dated the      day of                     , 2011 (the “Lease”) entered into by and between RT/TC ATWATER LP, a Delaware limited partnership (“Landlord”) and ENDO PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

Landlord and Tenant are parties to the Lease. All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Lease, unless otherwise indicated.

Landlord and Tenant do hereby declare that (a) the Lease Commencement Date is hereby established to be                      and (b) the term of the Lease shall expire on                      (i.e., 144 full calendar months after the Lease Commencement Date) (the “Lease Expiration Date”).

Landlord and Tenant further agree that the rentable square footage of the Building is                     .

Landlord and Tenant further agree that Landlord has performed all of its obligations to improve the Leased Premises for occupancy by Tenant, including without limitation the Substantial Completion of all of Landlord’s Work, excepting those Punch List Items (as defined in Exhibit D-1 of the Lease) identified by Tenant as of the date hereof and, if applicable, Tenant’s right to add Punch List items for up to 30 days following Substantial Completion pursuant to Paragraph II.B.(7)(c) of Exhibit D-1 of the Lease, and subject to the Landlord’s obligation to repair or replace latent defects pursuant to Paragraph II.B.(7)(d) of Exhibit D-1 of the Lease.

The Lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to the Lease Commencement Date with the exception of Punch List Items.

E-1

IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration as of the      day of                     .

LANDLORD:
WITNESS:
RT/TC ATWATER LP,
a Delaware limited partnership

	By:	TC Atwater Manager, LLC,
a Delaware limited liability company

		By:	TC NE Metro Development, Inc.,
a Delaware corporation, its sole member

By:
Scott A. Dyche,
Executive Vice President

WITNESS:

TENANT:

ENDO PHARMACEUTICALS INC.

By:

Name:

Title:

E-2

EXHIBIT F

BUSINESS DAYS

All calendar days, except Saturdays, Sundays, and the following enumerated holidays, will be “Business Days” for purposes of this Lease. (Other holidays, even if observed by Landlord, by Tenant or by any government as holidays for other purposes, are Business Days for purposes of this Lease.)

The following holidays (using, in each case, the holiday as observed by the United States Government regardless of any different day observed by any other governmental entity) shall not be Business Days for the purposes of this Lease:

New Year’s Day

Martin Luther King’s Birthday

Memorial Day

Independence Day

Labor Day

Veterans Day

Thanksgiving Day

Day after Thanksgiving Day

Christmas Day

If any such day falls on a Saturday, the preceding Friday will also not be a Business Day. If a holiday falls on Sunday, the Monday following will not be a Business Day. If Christmas and New Year’s Day fall on Monday, only that Monday will not be a Business Day. If Christmas and New Year’s Day fall on Tuesday, the preceding Monday will also not be a Business Day. If Christmas and New Year’s Day fall on Wednesday or Friday, the preceding day also will not be a Business Day. If Christmas and New Year’s Day fall on Thursday, the following Friday also will not be a Business Day.

F-1

EXHIBIT G

INTENTIONALLY DELETED

G-1

EXHIBIT H

SAMPLE ESTOPPEL CERTIFICATE

[Note: All blanks are to be filled in by Landlord and all attachments are to be attached by Landlord – to the extent practicable – before submitting this to Tenant.]

                                         (“Tenant”) hereby certifies as follows as of the date hereof to                                         , as landlord [,             , as prospective purchaser] [, and                                         , as [current] [prospective] mortgagee]:

1. Tenant is the Tenant under that certain Lease Agreement dated                     , between Tenant and             , as landlord [, as amended in that certain                                          dated                     , between                                          and                                         ] (the “Lease”). Except as set forth in the preceding sentence[s], the Lease has not been amended, supplemented or otherwise modified. A true and complete copy of the Lease is attached hereto. The Lease is in full force and effect.

2. Pursuant to the Lease, Tenant leases                      rentable square feet in the Building.

3. The Lease Commencement Date was                     ,. Tenant [has][has not] exercised its first renewal option under the Lease [by Renewal Notice dated                     , [and the deadline to do so has expired]. Tenant [has][has not] exercised its second renewal option under the Lease [by Renewal Notice dated                     , [and the deadline to do so has expired]. The expiration date of the Term is             . The first Lease Year is                     ,                     . The Term is now in Lease Year     .

4. Tenant has no expansion rights, renewal or extension rights or rights of first offer except as set forth in the Lease. Tenant has no rights or options to purchase any Building or the Leased Premises, except as provided in the Lease.

5. Tenant has not posted any security deposit under the Lease.

6. Basic Annual Rent has been paid in full for every month through the payment date of                     , [except as set forth on an attachment hereto]. No Basic Annual Rent has been paid more than one month in advance.

7. Tenant’s Share of Operating Expenses and Taxes is     %.

8. Tenant’s Operating Expenses for the current Operating Year are $        /year, on an estimated basis, and all payments due through                     , have been paid in full [except as set forth on an attachment hereto]. Tenant’s Taxes for the current Operating Year are $        /year, on an estimated basis, and all payments due through                     , have been paid in full [except as set forth on an attachment hereto]. No Operating Expenses or Taxes have been paid more than one month in advance. Tenant has no pending or ongoing audit of or dispute with Landlord over any annual reconciliation Statement [except as set forth on an attachment hereto].

9. All Landlord Work has been Substantially Completed [except as set forth on an attachment hereto] subject to latent defects. All Punch List work has been completed [except as set forth on an attachment hereto]. There is no unpaid Landlord’s Contribution owed to Tenant [except as set forth on an attachment hereto].

10. Tenant has not Generated Hazardous Substances at, to or from the Leased Premises in violation of law or in violation of the Lease [except as set forth on an attachment hereto]. Tenant has not received any notice from any governmental authority with respect to the Generation by Tenant of any Hazardous Substances at any Building in violation of law or in violation of the Lease [except as set forth on an attachment hereto].

11. Tenant has not received any notice which would or could result in there being an Event of Default on Tenant’s part upon the expiration of any applicable notice or cure period [except as set forth on an attachment hereto], nor is there currently any Event of Default on Tenant’s part [except as set forth on an attachment hereto]. To Tenant’s actual knowledge, no circumstance exists that, with the passage of time or the giving of notice (or both), would constitute an Event of Default by Tenant under the Lease [except as set forth on an attachment hereto].

12. Tenant has not given Landlord any notice which would or could result in there being an Event of Default on Landlord’s part upon the expiration of any applicable notice or cure period [except as set forth on an attachment hereto], nor is there currently any Event of Default on Landlord’s part [except as set forth on an attachment hereto]. To Tenant’s actual knowledge, no circumstance exists that, with the passage of time or the giving of notice (or both), would constitute an Event of Default by Landlord under the Lease [except as set forth on an attachment hereto]. Tenant is not currently exercising any right of offset under Paragraph XI.E of the Lease [except as set forth on an attachment hereto].

13. Tenant has not assigned the Lease in whole or in part or sublet the Leased Premises in whole or in part [except as set forth on an attachment hereto].

14. Tenant has not received any notice to pay Rent to anyone other than Landlord or that any third party has any rights in or to the Lease or the Rent [except [insert name of any mortgagee].]

15. Tenant’s addresses for notices [remain as set forth in Paragraph XVII of the Lease] [have been changed from those set forth in Paragraph XVII of the Lease as set forth on an attachment hereto].

16. The undersigned has full right and authority to make the foregoing certifications and representations on behalf of Tenant, and this Estoppel Certificate may be relied upon by the addressees hereof, their successors and assigns.

17. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

IN WITNESS WHEREOF, Tenant has duly executed this Estoppel Certificate on this      day of                     ,

ENDO PHARMACEUTICALS INC.

By:

Name:

Title:

EXHIBIT I

GUARANTY

In consideration of, and as an inducement to RT/TC ATWATER LP, a Delaware limited partnership (“Landlord”), to enter that certain lease of even date herewith (the “Lease”) with ENDO PHARMACEUTICALS INC., a Delaware corporation (“Tenant”), for the premises and improvements located at 1400 Atwater Drive, Malvern, Pennsylvania, and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned (“Guarantor”), hereby guarantees, absolutely and unconditionally, to Landlord the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Tenant under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Landlord from Tenant by virtue of the Lease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Tenant”); and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if Tenant, its successors and assigns, shall default at any time in the payment of Rent (as defined in the Lease), or any other sums or charges payable by Tenant under the Lease or in the performance of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay to Landlord, its successors and assigns, such Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease and will forthwith faithfully pay to Landlord all damages that may arise in consequence of any such default by Tenant.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Landlord, to the extent that such reimbursement is not made by Tenant, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any default by Tenant under the Lease or the default by Guarantor under this Guaranty.

All moneys available to Landlord for application in payment or reduction of the Liabilities of Tenant may be applied by Landlord, in such manner and in such amounts and at such time or times as it may see fit, to the payment or reduction of such of the Liabilities of Tenant as Landlord may elect.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Tenant is exchanged, surrendered or released or the Lease or any other obligation of Tenant is changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Landlord may fail to set off and may release, in whole or in part, any credit on its books in favor of Tenant, and may extend further credit in any manner whatsoever to Tenant, and generally deal with Tenant or any such security as Landlord may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation (whether arising under contract, 11 U.S.C. § 509 or otherwise) to the claims, whether existing now or arising hereafter, Landlord may have against Tenant, and (b) any and all rights of reimbursement, contribution or indemnity against Tenant which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Landlord to enter into the Lease and, in consideration of Landlord’s willingness to enter into the Lease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Landlord’s prior written consent. If any amount shall be paid to Guarantor by Tenant on account of any claim set forth above at any time during the continuance of an Event of Default under the Lease, such amount shall be held in trust by Guarantor for Landlord’s benefit, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Landlord to be applied in whole or in part by Landlord against the Liabilities of Tenant, whether matured or unmatured. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Landlord’s right, title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Tenant; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Tenant; (d) all other notice to which Guarantor might otherwise be entitled; and (e) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant’s successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to provisions of the Lease.

This is an absolute and unconditional guaranty of payment and performance and not of collection and Guarantor further waives any right to require that any action be brought against Tenant or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Landlord in favor of Tenant or any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Lease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of the undersigned.

Each reference herein to Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, distributees, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Landlord, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Tenant must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the state in which the Leased Premises is located and shall be in all respects governed, construed, applied and enforced in accordance with the laws of such state; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the state in which the Leased Premises is located. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the state in which the Leased Premises is located. In the event of any legal proceedings arising out of this Guaranty, the prevailing party in such proceedings shall have the right to recover its reasonable attorneys fees and costs of suit from the other party. Venue for any action under this Guaranty shall be exclusively in Chester County, Pennsylvania, unless expressly prohibited by the laws of the state where the Leased Premises are located.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original.

All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

As a further inducement to Landlord to accept the Lease and in consideration thereof Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury.

This Guaranty shall not be affected by any assignment of the Lease by Tenant.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the      day of October, 2011.

GUARANTOR:

ENDO PHARMACEUTICALS HOLDINGS INC., a Delaware corporation

By:

Name:

Title:

NASDAQ: ENDO

Address:

EXHIBIT J

PARKING LOT PLANS

[see attached]

J-1